==========================================================

==========================================================

SILVER STANDARD RESOURCES INC.

and

THE BANK OF NEW YORK

as Trustee

________________________________

INDENTURE

Dated as of February 27, 2008

________________________________

$120,000,000 Principal Amount

4.5% Convertible Senior Notes due 2028

==========================================================

==========================================================

-i-

  -ii-

  -iii-

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.08; 7.10; 11.02
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	4.03
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
-iv-

315	(a)	7.01(B)
	(b)	7.05; 11.02
	(c)	7.01(A)
	(d)	7.01(C)
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	N.A.
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
* N.A. means Not Applicable
Note: This Cross-reference table shall not, for any purpose be deemed to be part of the Indenture.

-v-

               INDENTURE (the “Indenture”), dated as of February 27, 2008, between Silver Standard Resources Inc., a British Columbia company (the “Company”), and The Bank of New York, a banking corporation organized under the laws of the State of New York, as trustee (the “Trustee”).

               Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 4.5% Convertible Senior Notes due 2028 (the “Securities”).

I.                DEFINITIONS AND INCORPORATION BY REFERENCE

1.01       DEFINITIONS.

               “Additional Interest” has the meaning ascribed to it in the Registration Rights Agreement.

               “Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, “control” shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

               “Asset Sale Make-Whole Fundamental Change” means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

               “Bid Solicitation Agent” means a Company-appointed agent that performs calculations as set forth in Article X hereof and paragraph 10 of the Securities, and initially shall be the Trustee.

               “Board of Directors” means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.

               “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               “Canadian Legend” means a legend labeled as such as set forth in Exhibit B-3 hereto.

               “Closing Sale Price” means the price of a Common Share on the relevant date, determined (a) on the basis of the closing sale price per Common Share (or if no closing sale price per Common Share is reported, the average of the bid and ask prices per Common Share or, if more than one in either case, the average of the average bid and the average ask prices per Common Share) on such date on the U.S. principal national securities exchange on which the Common Shares are listed; or (b) if the Common Shares are not listed on a U.S. national securities exchange, as reported by National Quotation Bureau, Incorporated or a similar organization. In the absence of a quotation, the Closing Sale Price shall be such price as the

Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a Common Share.

               “Common Share” means the common shares, without par value, of the Company, or such other Share Capital of the Company into which the Company’s common shares are reclassified or changed.

               “Common Shares Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Shares Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, amalgamation, statutory arrangement, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) the Common Shares are exchanged for, converted into, acquired for or constitute solely the right to receive other securities, other property, assets or cash.

               “Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

               “Company Order” means a written request or order signed on behalf of the Company by any one Officer.

               “Conversion Date” means, with respect to a Security to be converted in accordance with Article X, the date on which the Holder of such Security satisfies all the requirements for such conversion set forth in Article X and in paragraph 10 of the Securities; provided, however, that if such date is not a Trading Day, then the Conversion Date shall be deemed to be the next day that is a Trading Day.

               “Conversion Consideration” shall mean the consideration due in accordance herewith upon the conversion of a Security in accordance with Article X.

               “Conversion Price” means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

               “Conversion Rate” shall initially be 23.0792 Common Shares per $1,000 principal amount of Securities, subject to adjustment as provided in Article X.

               “Corporate Trust Office” shall mean with respect to the Trustee, 101 Barclay Street, Floor 4-East, New York, New York 10286, Attention: Global Corporate Trust; or any other address that the Trustee may designate with respect to itself from time to time by notice to the Company and the Securityholders.

               “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

               “Depository” means DTC or such other depository institution hereinafter appointed by the Company pursuant to the terms of this Indenture.

               “DTC” means The Depository Trust Company, its nominees and successors.

               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

               “Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

               “Indebtedness” of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (d) all capital lease obligations of such person, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in clauses (a) through (f) of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in clauses (a) through (g).

               “Initial Purchasers” means UBS Securities LLC, Bear Stearns & Co., Inc., Deutsche Bank Securities Inc., Blackmont Capital Inc., GMP Securities L.P., National Bank Financial Inc. and Salman Partners Inc.

               “Issue Date” means February 27, 2008.

               “Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Shares Change Make-Whole Fundamental Change.

               “Market Disruption Event” means either (i) a failure by the primary United States national securities exchange or market on which the Common Shares are listed or admitted to trading to open for trading during its regular trading session; or (ii) the occurrence or existence prior to 1:00 p.m. on any Trading Day for the Common Shares for an aggregate of at least thirty (30) minutes of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Shares or in any options, contracts or future contracts relating to the Common Shares.

               “Maturity Date” means March 1, 2028.

               “Officer” means the Chairman of the Board, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive or Senior Vice President, the Treasurer or the Secretary of the Company.

               “Officer’s Certificate” means a certificate signed by any one Officer of the Company.

               “Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel, which opinion shall be reasonably acceptable in form and substance to the Trustee.

               “Option” means the Initial Purchasers’ option to acquire up to $18,000,000 aggregate principal amount of additional Securities (“Additional Securities”) as provided for in the Purchase Agreement.

               “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

               “Purchase Agreement” means the Purchase Agreement, dated February 21, 2008, among the Company and the Initial Purchasers.

               “Purchase Notice” means a Purchase Notice in the form set forth in the Securities.

               “QIB” means a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

               “Redemption Date” means the date specified for Redemption of the Securities in accordance with the terms of the Securities and this Indenture.

               “Redemption Price” means, with respect to a Security to be redeemed by the Company in accordance with Article III, one hundred percent (100%) of the outstanding principal amount of such Security to be redeemed.

               “Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof among the Company and the Initial Purchasers.

               “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall in each case have direct responsibility for the administration of this Indenture.

               “Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

               “Rule 144A” means Rule 144A under the Securities Act.

               “SEC” means the Securities and Exchange Commission.

               “Securities” means the 4.5% Convertible Senior Notes due 2028 issued by the Company pursuant to this Indenture.

               “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

               “Securities Agent” means any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-Registrar or co-agent.

               “Share Capital” of any Person means any and all shares, interests, participations or other equivalents (however designated) of share capital of such Person and all warrants or options to acquire such share capital.

               “Significant Subsidiary” with respect to any person means any subsidiary of such person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, as such regulation is in effect on the date of this Indenture.

               “Subsidiary” means (i) a corporation a majority of whose Share Capital with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which the Company, one or more of its subsidiaries, or the Company and one or more of its subsidiaries, directly or indirectly, at the date of determination thereof, own at least a majority ownership interest.

               “Tax Act” means the Income Tax Act (Canada) and the regulations thereunder.

               “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended and in effect from time to time.

               “Trading Day” means any day during which all of the following conditions are satisfied: (i) trading in the Common Shares generally occurs; (ii) there is no Market Disruption Event; and (iii) a closing sale price for the Common Shares is provided on the NASDAQ Global Market or, if the Common Shares are not then listed on the NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then traded.

               “Trading Price” means, on any date, the average of the secondary market bid quotations for the Securities obtained by the Bid Solicitation Agent on behalf of the Trustee for five million dollars ($5,000,000) principal amount of Securities at approximately 4:00 p.m., New York City time, on such date, from three (3) independent, nationally recognized securities dealers selected by the Company; provided, that if the Bid Solicitation Agent on behalf of the Trustee can reasonably obtain only two (2) such bids, then the average of such two (2) bids shall instead be used; provided further, that if the Bid Solicitation Agent on behalf of the Trustee can reasonably obtain only one (1) such bid, then such bid shall instead be used; provided further, that if, on a given date, the Bid Solicitation Agent on behalf of the Trustee cannot reasonably obtain at least one (1) such bid, or if, in the reasonable, good faith judgment of the Board of Directors, which judgment shall be described in a Board Resolution, the bid quotation or quotations so obtained by the Bid Solicitation Agent on behalf of the Trustee are not indicative of the secondary market value of the Securities, then, in each case, the Trading Price per $1,000 principal amount of Securities on such date shall be deemed to be equal to the product of (I) the Conversion Rate in effect on such date and (II) 97% of the Closing Sale Price on such date.

               “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor serving hereunder.

               “Voting Shares” of any Person means the total outstanding voting power of all classes of the Share Capital of such Person entitled to vote generally in the election of directors of such Person.

1.02           OTHER DEFINITIONS.

Term	Defined in Section

“Acquisition of Voting Control”	3.10
“Additional Amounts”	4.09
“Additional Securities”	1.01
“Aggregate Amount”	10.05
“Applicable Price”	10.14
“Bankruptcy Law”	6.01
“BCF Make-Whole Cap”	10.14
“Business Day”	11.07
“Canadian Taxes”	4.09
“Cash Settlement Averaging Period”	10.02
“Change in Control”	3.10
“Collective Election”	10.11
“Conversion Agent”	2.03
“Conversion Date”	10.02
“Conversion Value”	10.01
“Custodian”	6.01
“Daily Conversion Value”	10.02
“Daily Net Shares”	10.02
“Daily Principal Return”	10.02
“Effective Date”	10.14
“Event of Default”	6.01
“Excluded Holder”	4.09
“Excluded Taxes”	4.09
“Ex Date”	10.05
“Expiration Date”	10.05
“Expiration Time”	10.05
“Extension Period”	10.01
“Fundamental Change”	3.10
“Fundamental Change Notice”	3.10
“Fundamental Change Repurchase Date”	3.10
“Fundamental Change Repurchase Price”	3.10
“Fundamental Change Repurchase Right”	3.10
“Global Security”	2.01
“Interest”	1.04
“Judgment Currency”	11.11
“Legal Holiday”	11.07
“Listed Shares Business Combination”	3.10
“Make-Whole Applicable Increase”	10.14
“Make-Whole Conversion Period”	10.14
“Make-Whole Consideration”	10.14
“Net Shares”	10.02

“Notice of Default”	6.01
“Notice of Election”	3.08
“Note Measurement Period”	10.01
“Offering Memorandum”	9.01
“Option Purchase Date”	3.09
“Option Purchase Notice”	3.09
“Option Purchase Price”	3.09
“Participants”	2.17
“Paying Agent”	2.03
“Physical Securities”	2.01
“Principal Return”	10.02
“Private Placement Legend”	2.19
“Purchase at Holder’s Option”	3.01
“Purchased Shares”	10.05
“Redemption”	3.01
“Qualified Foreign Business Combination”	5.01
“Reference Property”	10.11
“Registrar”	2.03
“Repurchase Upon Fundamental Change”	3.10
“Resale Restriction Termination Date”	2.19
“Rights”	10.05
“Termination of Trading”	3.10
“Trading Price Condition”	10.01
“Underlying Shares”	10.05
“Volume-Weighted Average Price”	10.02

1.03	INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.
               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               “Commission” means the SEC;

               “indenture securities” means the Securities;
               “indenture security holder” means a Securityholder or a Holder;
               “indenture to be qualified” means this Indenture;
               “indenture trustee” or “institutional trustee” means the Trustee; and
               “obligor” on the indenture securities means the Company or any successor.

               All other terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

1.04	RULES OF CONSTRUCTION.
               Unless the context otherwise requires:

          (i)      a term has the meaning assigned to it;

          (ii)      an accounting term not otherwise defined has the meaning assigned to it in accordance with Canadian generally accepted accounting principles in effect from time to time;

          (iii)     “or” is not exclusive;

          (iv)     “including” means “including without limitation”;

          (v)      words in the singular include the plural and in the plural include the singular;

          (vi)     provisions apply to successive events and transactions;

          (vii)    The term “interest” includes (i) any Additional Interest, unless the context otherwise requires or the terms of the Registration Rights Agreement provide otherwise, and (ii) any Additional Amounts payable pursuant to Section 4.09 of this Indenture;

          (viii)   “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

          (ix)      references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

II.           THE SECURITIES

2.01	FORM AND DATING.
               The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

               The Securities shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (the “Global Security”), deposited with the Trustee, as custodian for DTC (who shall be the initial Depository with respect to the Securities), duly executed by the Company and authenticated by the Trustee and bearing the legends set forth in Exhibits B-1, B-2 and B-3. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided; provided, that, except as permitted by Section 2.21, in no event shall the aggregate principal amount of the Global Security or Securities exceed $120,000,000 (or $138,000,000 if the Initial Purchasers elect to purchase all of the Additional Securities pursuant to the Option).

               Securities issued in exchange for interests in a Global Security pursuant to Section 2.17 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”) and, if applicable, bearing any legends required hereby.

               The Securities shall be denominated in United States Dollars, and all cash payments due thereon shall be made in United States Dollars. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

2.02	EXECUTION AND AUTHENTICATION OF SECURITIES.

               One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature. A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

               A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

               Upon receipt of a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $120,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.02. Upon receipt by the Trustee of an Officer’s Certificate stating that the Initial Purchasers have elected to purchase from the Company a specified principal amount of Additional Securities, not to exceed $18,000,000, pursuant to the Option, the Trustee shall authenticate and deliver such specified principal amount of Additional Securities to or upon receipt of a Company Order therefor. The aggregate principal amount of Securities outstanding at any time may not exceed $138,000,000 except as provided in Section 2.21.

               Upon receipt of a Company Order, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to the transferee when sold pursuant to an effective registration statement or pursuant to Rule 144 or Regulation S under the Securities Act as set forth in Section 2.18. The Trustee shall authenticate Securities not bearing the Canadian Legend to be issued to a transferee when sold on or after June 28, 2008.

               The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent so appointed has the same rights as the Trustee to deal with the Company and its Affiliates.

2.03	REGISTRAR, PAYING AGENT AND CONVERSION AGENT.
               The Company shall maintain, or shall cause to be maintained, (i) an office or agency in the Borough of Manhattan, the City of New York, where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency in the Borough of Manhattan, the City of New York, where Securities may be presented for payment (“Paying Agent”), and (iii) an office or agency in the Borough of Manhattan, the City of New York, where Securities may be presented for conversion (“Conversion Agent”). The Corporate Trust Office shall initially serve as the office or agency for the aforementioned purposes. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-Registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

               The Company shall enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

               The Company initially appoints the Trustee as Paying Agent, Bid Solicitation Agent, Registrar and Conversion Agent.

2.04       PAYING AGENT TO HOLD MONEY IN TRUST.

               Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

2.05       SECURITYHOLDER LISTS.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders appearing in the security register of the Registrar.

2.06      TRANSFER AND EXCHANGE.

               Subject to Sections 2.17 and 2.18 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities upon the Trustee’s receipt of a Company

Order therefor. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) for a period of twenty (20) days before selecting, pursuant to Section 3.03, Securities to be redeemed or (ii) during a period beginning at the opening of business twenty (20) days before the mailing of a notice of redemption of the Securities selected for Redemption under Section 3.04 and ending at the close of business on the day of such mailing or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

               No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Sections 2.10, 9.05 or 10.02, or Article III, not involving any transfer.

2.07      REPLACEMENT SECURITIES.

               If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall, upon receipt of a Company Order, authenticate a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to indemnify and hold harmless the Company and the Trustee from any loss which any of them may suffer if such Security is replaced. The Trustee and the Company may charge such Holder for their expenses in replacing a Security.

               In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

               Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

2.08      OUTSTANDING SECURITIES.

               Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

               If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

               If the Paying Agent (other than the Company) holds on any Option Purchase Date, Redemption Date, Fundamental Change Repurchase Date or Maturity Date, money sufficient to pay the aggregate Option Purchase Price, Fundamental Change Repurchase Price, Redemption Price or principal amount, as the case may be, with respect to all Securities to be redeemed, purchased or paid upon Purchase at Holder’s Option, Redemption, Repurchase Upon Fundamental Change or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option, Redemption, Repurchase Upon Fundamental Change or maturity, then (unless there shall be a Default in the payment of such aggregate Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Option Purchase Price, the Redemption Price, the Fundamental Change Repurchase Price or the principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture.

               If a Security is converted in accordance with Article X, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable hereunder upon such conversion.

2.09      SECURITIES HELD BY THE COMPANY OR AN AFFILIATE.

               In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether a Responsible Officer of the Trustee or the Securities Agent, as applicable, shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee or the Securities Agent, as applicable, knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an affiliate of any such other obligor. In the event of a dispute or uncertainty as to whether the pledgee has established the foregoing, the Trustee may rely on the advice of counsel or on an Officer’s Certificate.

2.10      TEMPORARY SECURITIES.

               Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary

Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

2.11      CANCELLATION.

               The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article X. All cancelled Securities held by the Trustee shall be destroyed, and certification of their destruction shall be delivered by the Trustee to the Company unless the Company shall, by a Company Order, direct that cancelled Securities be returned to it.

2.12      INTEREST PAYMENT AND RECORD DATES.

               The interest payment dates for the Securities shall be March 1 and September 1 of each calendar year, beginning with, and including, September 1, 2008. The regular record date for an interest payment date that falls on March 1 shall be the immediately preceding February 15, and the regular record date for an interest payment date that falls on September 1 shall be the immediately preceding August 15.

2.13      NO SINKING FUND.

               There shall be no sinking fund with respect to the Securities.

2.14      DEFAULTED INTEREST.

               If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least fifteen (15) calendar days before the record date, the Company shall mail to the Trustee and Securityholders a notice that states the record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.14.

2.15      CUSIP NUMBERS.

               The Company in issuing the Securities may use one or more CUSIP numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of redemption, repurchase or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; provided further, that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

2.16      DEPOSIT OF MONEYS.

               Prior to 10:00 A.M., New York City time, on each interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, the Company shall have deposited with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, as the case may be.

2.17      BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

               (A)      The Global Securities initially shall (i) be registered in the name of the Depository for the Securities or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as required hereby.

               Members of, or participants in, the Depository for the Securities (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by such Depository, or the Trustee as its custodian, or under the Global Security, and such Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by such Depository or impair, as between such Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

               (B)      Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository for the Securities, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by such Depository, in exchange for their beneficial interests in Global Securities only if (i) such Depository notifies the Company that such Depository is unwilling or unable to continue as depository for any Global Security (or such Depository ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depository is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from such Depository to issue Physical Securities.

               (C)      In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.17(B) , such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository for the Securities in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

               (D)      Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security, pursuant to Section 2.17(B) shall, except as otherwise provided by Section 2.18, bear the Private Placement Legend. Any Physical Security delivered in exchange for an interest in a Global Security pursuant to Section 2.17(B) prior to June 28, 2008, shall bear the Canadian Legend.

               (E)      The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.18      SPECIAL TRANSFER PROVISIONS.

               (A)      Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, but except as provided in Sections 2.17(B) and 2.17(E) , a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

               (B)      Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an Opinion of Counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar or co-Registrar a notice in the form of Exhibit C hereto, or (iv) provided that the Company is a “foreign issuer” as defined in Rule 902 or Regulation S under the Securities Act at the time of such sale, such Security has been sold outside the United States pursuant to Regulation S under the Securities Act and the Holder selling such Securities has delivered to the Registrar or Co-Registrar a certificate in the form of Exhibit E hereto. Upon the effectiveness, under the Securities Act, of the “Shelf Registration Statement” (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee a notice of effectiveness, a Global Security or Global Securities, which do not bear the Private Placement Legend, a Company Order and an Opinion of Counsel substantially in the form of Exhibit D hereto, and, if required by the Depository, the Company shall deliver to the Depository a letter of representations in a form reasonably acceptable to the Depository. Upon the effectiveness of any post-effective amendment to the “Shelf Registration Statement” (as defined in the Registration Rights Agreement), the Company shall deliver to the

Trustee a notice of effectiveness and an Opinion of Counsel substantially in the form of Exhibit D hereto. Upon any sale, pursuant to a Shelf Registration Statement, of a beneficial interest in a Global Security that theretofore constituted a Restricted Security and delivery of appropriate evidence thereof to the Trustee and the Securities Agent, and upon any sale or transfer of a beneficial interest in connection with which the Private Placement Legend will be removed in accordance with clauses (i), (ii) or (iv) above, the Trustee shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such sale or transfer and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security.

               (C)      General. By its acceptance of any Security bearing the Private Placement Legend or the Canadian Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and the Canadian Legend and agrees that it will transfer such Security only as provided in this Indenture and as permitted by applicable law.

               The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.17 or this Section 2.18. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

               (D)      Transfers of Securities Held By Affiliates. Any certificate (i) evidencing a Security that has been transferred to an Affiliate within one (1) year after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until one (1) year after the last date on which the Company or any Affiliate was an owner of such Security (or such longer period of time as may be required under the Securities Act or applicable state securities laws), in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

               (E)      Transfers of Securities to Canadian Persons. Except in respect of any transfer of Securities to the Company, the Securities shall be subject to the restrictions on transfer set forth in the Canadian Legend. Any Securities that bear the Canadian Legend may at any time on or after June 28, 2008, on surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.18(E) , be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Canadian Legend. If the Security surrendered for exchange is represented by a Global Security bearing the Canadian Legend, the principal amount of the Global Security so legended shall be reduced by the appropriate principal amount and the principal amount of the Global Security without the Canadian Legend shall be increased by an equal principal amount. If a Global Security without the Canadian Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver a Global Security without the Canadian Legend to the Depository.

2.19      RESTRICTIVE LEGENDS.

               Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Private Placement Legend”) as set forth in Exhibit B-1 on the face thereof until after the first anniversary of the later of (i) the Issue Date and (ii) the last date on which the Company or any Affiliate was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed between the Company and the Holder thereof) (such date, the “Resale Restriction Termination Date”).

               Each Global Security shall also bear the legend as set forth in Exhibit B-2.

               Each Global Security and Physical Security issued before June 28, 2008 shall bear the Canadian Legend until June 28, 2008.

2.20      RANKING.

               The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured obligation of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.

2.21      ADDITIONAL SECURITIES.

               The Company may, without the consent of the Holders and notwithstanding Sections 2.01 and 2.02 hereof, reopen the Securities and issue additional Securities hereunder with the same terms and conditions (except for any difference in the issue price therefor and interest accrued prior to the date of issuance thereof) and with the same CUSIP number as the Securities initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Securities initially issued hereunder, provided that such additional Securities constitute the same issue as the Securities initially issued hereunder for U.S. federal income tax purposes. The Securities initially issued hereunder and any such additional Securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the Indenture.

III.           REDEMPTION AND REPURCHASE

3.01      RIGHTS OF REDEMPTION AND REPURCHASE.

               (A)      Redemption of the Securities, as permitted by any provision of this Indenture, shall be made:

               (i)            with respect to a repurchase at the Company’s option, in accordance with Paragraphs 6 and 7 of the Securities (a “Redemption”);

               (ii)            with respect to a repurchase at the Holder’s option, in accordance with Paragraph 8 of the Securities (a “Purchase at Holder’s Option”); and

               (iii)            with respect to any repurchase upon a Fundamental Change, in accordance with Paragraph 9 of the Securities (a “Repurchase Upon a Fundamental Change”);

in each case in accordance with the applicable provisions of this Article III.

               (B)      The Company will comply with all U.S. and Canadian federal, state and provincial securities laws, and the applicable laws of any foreign jurisdiction, in connection with any offer to sell or solicitations of offers to buy Securities pursuant to this Article III.

               (C)      The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date on or after March 5, 2013, to redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date; provided, however, that in no event shall any Redemption Date be a Legal Holiday; provided further, that if the Redemption Date with respect to a Security is after a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest to, but excluding, such interest payment date shall be paid, on such interest payment date, to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for Redemption shall not be entitled to any such interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

               (D)      Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

3.02      NOTICES TO TRUSTEE.

               If the Company elects to redeem Securities pursuant to Paragraph 6 of the Securities, it shall notify the Trustee of the Redemption Date, the applicable provision of this Indenture pursuant to which the Redemption is to be made and the aggregate principal amount of Securities to be redeemed, which notice shall be provided to the Trustee by the Company at least fifteen (15) days prior to the mailing, in accordance with Section 3.04, of the notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee).

3.03      SELECTION OF SECURITIES TO BE REDEEMED.

               If the Company has elected to redeem less than all of the Securities pursuant to Paragraph 6 of the Securities, the Trustee shall, promptly after receiving the notice specified in Section 3.02, select the Securities to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers in accordance with its customary practice, and the Trustee shall remain harmless with respect thereto. The Trustee shall make such selection from Securities then outstanding and not already to be redeemed by virtue of having been previously called for Redemption. The Trustee may select for Redemption portions of the principal amount of the Securities that have denominations larger than $1,000 principal amount. Securities and portions of them the Trustee selects for Redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for Redemption and the principal amount thereof to be redeemed.

               The Registrar need not register the transfer of or exchange any Securities that have been selected for Redemption, except the unredeemed portion of the Securities being redeemed in part.

3.04      NOTICE OF REDEMPTION.

               At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail, or cause to be mailed, by first-class mail a notice of Redemption to each Holder whose Securities are to be redeemed, at the address of such Holder appearing in the security register.

               The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed pursuant to the Redemption and shall state:

               (i)      the Redemption Date;

               (ii)      the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date;

               (iii)      the Conversion Rate and the Conversion Price;

               (iv)      the names and addresses of the Paying Agent and the Conversion Agent;

               (v)      that the right to convert the Securities called for Redemption will terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption;

               (vi)     that Holders who want to convert Securities must satisfy the requirements of Article X;

               (vii)    the paragraph of the Securities pursuant to which the Securities are to be redeemed;

               (viii)   that Securities called for Redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, payable as herein provided upon Redemption;

               (ix)      that, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption (including, where the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, the payment, on such interest payment date, of accrued and unpaid interest to, but excluding, such interest payment date to the Holder of record at the close of business on such record date), interest on Securities called for Redemption ceases to accrue on and after the Redemption Date, except as otherwise provided herein, such Securities will cease to be convertible after the close of business on the Business Day immediately preceding the Redemption Date, and all rights of the Holders of such Securities shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Securities and in accordance with this Indenture, the amounts due hereunder on such Securities upon Redemption (and the rights of the Holder(s) of record of such Securities to receive, on the applicable interest payment date, accrued and unpaid interest in accordance herewith in the event the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date); and

               (x)      the CUSIP number or numbers, as the case may be, of the Securities.

               The right, pursuant to Article X, to convert Securities called for Redemption shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption.

               At the Company’s request, upon reasonable prior written notice, the Trustee shall mail the notice of Redemption in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.

3.05      EFFECT OF NOTICE OF REDEMPTION.

               Once notice of Redemption is mailed, Securities called for Redemption become due and payable on the Redemption Date at the consideration set forth herein, and, on and after such Redemption Date (unless there shall be a Default in the payment of such consideration), except as otherwise provided herein, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive such consideration upon surrender of such Securities to the Paying Agent.

               If any Security shall not be fully and duly paid in accordance herewith upon Redemption, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.

               Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to a Redemption if there has occurred (prior to, on or after, as the case may be, the mailing of the notice of Redemption specified in Section 3.04) and is continuing an Event of Default (other than a Default in the payment of the consideration payable as herein provided upon Redemption). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an Event of Default.

3.06      DEPOSIT OF REDEMPTION PRICE.

               Prior to 10:00 A.M., New York City time on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Redemption Date, sufficient to pay the consideration payable as herein provided upon Redemption on all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

3.07      SECURITIES REDEEMED IN PART.

               Any Security to be submitted for Redemption only in part shall be delivered pursuant to Section 3.05 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Redemption.

               If any Security selected for partial Redemption is converted in part, the principal of such Security subject to Redemption shall be reduced by the principal amount of such Security that is converted.

3.08      TAX REDEMPTION.

               The Company shall have the right, at the Company’s option, to redeem the Securities, in whole but not in part, at a price payable in cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date if the Company has become or would become obligated to pay to the Holders Additional Amounts (which are more than a de minimis amount) as a result of any amendment or change occurring from February 21, 2008 onwards in the laws or any regulations of Canada or any Canadian political subdivision or taxing authority, or any change occurring from February 21, 2008 onwards in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination); provided the Company cannot avoid these obligations by taking reasonable measures available to it and that it delivers to the Trustee an Opinion of Counsel from Canadian legal counsel specializing in taxation and an Officers’ Certificate attesting to such change and obligation to pay Additional Amounts. The Company will not and will not cause any Paying Agent or the Trustee to deduct from such Redemption Price any amounts on account of, or in respect of, any Canadian Taxes other than Excluded Taxes (except in respect of certain Excluded Holders). In such event, the Company will give the Trustee and the Holders of the Securities not less than 30 days’ nor more than 60 days’ notice of this Redemption pursuant to Sections 3.02 and 3.04, except that (i) the Company will not give notice of Redemption earlier than 60 days prior to the earliest date on or from which it would be obligated to pay any such Additional Amounts, and (ii) at the time the

Company gives the notice, the circumstances creating its obligation to pay such Additional Amounts remain in effect.

               Upon receiving such notice of Redemption, each Holder who does not wish to have the Company redeem its Securities pursuant to this Section 3.08 can elect to (i) convert its Securities pursuant to Article X or (ii) not have its Securities redeemed, provided that no Additional Amounts will be payable by the Company on any payment of interest or principal with respect to the Securities after such Redemption Date. Securities and portions of Securities that are to be redeemed are convertible by the Holder until the close of business on the Business Day immediately preceding the Redemption Date. All future cash payments due on the Securities will be subject to the deduction or withholding of any Canadian Taxes required to be deducted or withheld.

               Where no such election is made, the Holder will have its Securities redeemed without any further action. If a Holder does not elect to convert its Securities pursuant to Article X but wishes to elect to not have its Securities redeemed pursuant to clause (ii) of the preceding paragraph, such Holder must deliver to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the notice of Redemption, a written Notice of Election upon Tax Redemption (the “Notice of Election”) on the back of the Securities, or any other form of written notice substantially similar to the Notice of Election, in each case, duly completed and signed, so as to be received by the Paying Agent no later than the close of business on a Business Day at least five Business Days prior to the Redemption Date.

               A Holder may withdraw any Notice of Election by delivering to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company in the notice of redemption, a written notice of withdrawal prior to the close of business on the Business Day immediately prior to the Redemption Date.

3.09      PURCHASE OF SECURITIES AT OPTION OF THE HOLDER.

               (A)      At the option of the Holder thereof, the Securities (or portions thereof that are integral multiples of $1,000 in principal amount) shall be purchased by the Company pursuant to Paragraph 8 of the Securities on March 1, 2013, March 1, 2018 or March 1, 2023 (each, an “Option Purchase Date”), at a purchase price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or such portions thereof) to be so purchased (the “Option Purchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Option Purchase Date (provided, that such accrued and unpaid interest shall be paid to the Holder of record of such Securities at the close of business on the record date immediately preceding the Option Purchase Date), upon:

               (i)      delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, by such Holder, at any time from the opening of business on the date that is twenty (20) Business Days prior to the Option Purchase Date until the close of business on the Business Day immediately preceding the Option Purchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

                     (a)      the certificate number(s) of the Securities which the Holder will deliver to be purchased, if such Securities are in certificated form;

                     (b)      the principal amount of Securities to be purchased, which must be $1,000 or an integral multiple thereof; and

                     (c)      that such principal amount of Securities are to be purchased as of the Option Purchase Date pursuant to the terms and conditions specified in Paragraph 8 of the Securities and in this Indenture; and

               (ii)      delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, at any time after delivery of such Purchase Notice, of such Securities (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Option Purchase Price therefor plus accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option (provided, however, that the Holder of record of such Securities on the record date immediately preceding the Option Purchase Date need not surrender such Securities in order to be entitled to receive, on the Option Purchase Date, the accrued and unpaid interest due thereon).

               If such Securities are held in book-entry form through the Depository, the Purchase Notice shall comply with applicable procedures of the Depository.

               Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request, from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

               Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.09(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Option Purchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.09(B)(viii) .

               The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

               (B)      The Company shall give notice (the “Option Purchase Notice”) on a date not less than twenty (20) Business Days prior to the Option Purchase Date to each Holder at its address shown in the register of the Registrar and to each beneficial owner as required by applicable law. Such notice shall state:

               (i)      the Option Purchase Price plus accrued and unpaid interest, if any, to, but excluding, the Option Purchase Date and the Conversion Rate;

               (ii)      the names and addresses of the Paying Agent and the Conversion Agent;

               (iii)     that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.09 or if there shall be a Default in the payment of such Option Purchase Price or in accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option;

               (iv)    that Securities (together with any necessary endorsements) must be surrendered to the Paying Agent to collect payment of the Option Purchase Price plus (if such Holder was the Holder of record of the applicable Security at the close of business on the record date immediately preceding the Option Purchase Date) accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option;

               (v)     that the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Option Purchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the third Business Day after the later of the Option Purchase Date or the time of delivery of the Security as described in clause (iv) above; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Security at the close of business on the record date immediately preceding the Option Purchase Date;

               (vi)    the procedures the Holder must follow to exercise rights under this Section 3.09 (including the name and address of the Paying Agent) and a brief description of those rights;

               (vii)   that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent) or the Paying Agent receives, at any time prior to the close of business on the Business Day immediately preceding the Option Purchase Date, or such longer period as may be required by law, a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on the Option Purchase Date pursuant to a Purchase at Holder’s Option, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.09, which amount must be $1,000 or an integral multiple thereof;

               (viii)   that on and after the Option Purchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option), interest on Securities subject to Purchase at Holder’s Option will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon a Purchase at Holder’s Option; and

               (ix)      the CUSIP number or numbers, as the case may be, of the Securities.

               At the Company’s request, upon reasonable prior written notice, the Trustee shall mail such Option Purchase Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Option Purchase Notice shall be prepared by the Company.

               No failure of the Company to give an Option Purchase Notice shall limit any Holder’s right pursuant hereto to exercise its rights to require the Company to purchase such Holder’s Securities pursuant to a Purchase at Holder’s Option.

               (C)      Subject to the provisions of this Section 3.09, the Company shall pay, or cause to be paid, the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Option Purchase Date, with respect to each Security subject to Purchase at Holder’s Option to the Holder thereof as promptly as practicable, but in no event later than the third (3rd) Business Day after the later of the Option Purchase Date and the time such Security (together with all necessary endorsements) is surrendered to the Paying Agent; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Security at the close of business on the record date immediately preceding the Option Purchase Date.

               (D)      Prior to 10:00 A.M., New York City time on the Option Purchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Option Purchase Date, sufficient to pay the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Option Purchase Date, of all of the Securities that are to be purchased by the Company on the Option Purchase Date pursuant to a Purchase at Holder’s Option. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

               (E)      Once the Purchase Notice has been duly delivered in accordance with this Section 3.09, the Securities to be purchased pursuant to the Purchase at Holder’s Option shall, on the Option Purchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option), such Securities shall cease to bear interest, and all rights of the Holders or such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration described in clause (D) above.

               (F)      Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.09 may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.09 or if there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option.

               (G)      If any Security subject to Purchase at Holder’s Option shall not be paid in accordance herewith, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.

               (H)      Any Security which is to be submitted for Purchase at Holder’s Option only in part shall be delivered pursuant to this Section 3.09 (with, if the Company or the Securities Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Purchase at Holder’s Option.

               (I)      Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option or a Default arising from the Company’s failure to provide the applicable Option Purchase Notice). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a Default in the payment of such consideration or arising from the Company’s failure to provide the applicable Option Purchase Notice).

               (J)      Notwithstanding anything herein to the contrary, if the option granted to Holders to require the purchase of the Securities on the Option Purchase Date is determined to constitute a tender offer or an issuer bid under Canadian securities laws, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, Canadian securities laws, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act, Canadian securities laws or any other applicable laws.

3.10      REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE.

               (A)      In the event any Fundamental Change (as defined below) shall occur, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty five (35) days, nor earlier than twenty (20) days, after the date the Fundamental Change Notice

(as defined below) is mailed in accordance with Section 3.10(B) , at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased (the “Fundamental Change Repurchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, upon:

               (i)      delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

                    (a)      the certificate number(s) of the Securities which the Holder will deliver to be repurchased, if such Securities are in certificated form;

                    (b)      the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

                    (c)      that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in paragraph 9 of the Securities and in this Indenture; and

               (ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

               If such Securities are held in book-entry form through the Depository for the Securities, the Purchase Notice shall comply with applicable procedures of such Depository.

               Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

               Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.10(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the

Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.10(B)(xi) .

               The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

               (B)      Within twenty (20) Business Days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall cause a copy to be published at the expense of the Company in THE NEW YORK TIMES or THE WALL STREET JOURNAL or another newspaper of national circulation as well as the GLOBE AND MAIL.

Each Fundamental Change Notice shall state:

               (i)      the events causing the Fundamental Change;

               (ii) the date of such Fundamental Change;

               (iii) the Fundamental Change Repurchase Date;

               (iv)      the date by which the Fundamental Change Repurchase Right must be exercised;

               (v)      the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date;

               (vi)      the names and addresses of the Paying Agent and the Conversion Agent;

               (vii)      a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;

               (viii)      that, in order to exercise the Fundamental Change Repurchase Right, the Securities must be surrendered for payment of the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change;

               (ix)      that the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the later of such Fundamental

Change Repurchase Date and the time of delivery of the Security (together with all necessary endorsements) as described in clause (viii) above; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date;

               (x)      that, except as otherwise provided herein, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon Repurchase Upon Fundamental Change;

               (xi)      that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.10, which amount must be $1,000 or an integral multiple thereof;

               (xii)      the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

               (xiii)      that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.10 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change; and

               (xiv)      the CUSIP number or numbers, as the case may be, of the Securities.

               At the Company’s request, upon reasonable prior notice, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

               No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right to exercise a Fundamental Change Repurchase Right.

               (C)      Subject to the provisions of this Section 3.10, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time such Security is surrendered to the Paying Agent; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.

               (D)      Prior to 10:00 A.M., New York City time on a Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the consideration payable as herein provided upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

               (E)      Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.10, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), except as otherwise herein provided, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration.

               (F)      Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.10 may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.10 or if there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change.

               (G)      If any Security shall not be paid upon surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.

               (H)      Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.10 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

               (I)      Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.10 if the principal amount of the Securities has been accelerated pursuant to Section 6.02 and such acceleration shall not have been rescinded on or before the applicable Fundamental Change Repurchase Date. The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for Repurchase Upon Fundamental Change during the continuance of such an acceleration.

               (J)      Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Fundamental Change is determined to constitute a tender offer or an issuer bid under Canadian securities laws, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, Canadian securities laws and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act, Canadian securities laws or any other applicable laws.

               (K)      As used herein and in the Securities, a “Fundamental Change” shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”

               (i)      A “Change in Control” shall be deemed to have occurred at such time as:

                    (a)      any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total outstanding voting power of all classes of the Company’s Share Capital entitled to vote generally in the election of directors (such an event, an “Acquisition of Voting Control”); or

                    (b)      there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets to any “person” or

“group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

                   (c)      the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, unless either:

               (1)      the persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Shares immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Shares representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Shares of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

               (2)      at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common shares and any associated rights traded on a U.S. national securities exchange or the Toronto Stock Exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger), and, as a result of such consolidation or merger, the Securities become convertible solely (except as to cash payments, if any, for the Principal Return, and any cash in lieu of fractional shares, due in accordance herewith upon conversion) into such common shares and associated rights (such a consolidation or merger that satisfies the conditions set forth in this clause (2), a “Listed Shares Business Combination”); or

                   (d)      the following persons cease for any reason to constitute a majority of the Company’s Board of Directors:

               (1)      individuals who on the Issue Date constituted the Company’s Board of Directors; and

               (2)      any new directors whose election to the Company’s Board of Directors or whose nomination for election by the Company’s shareholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

                   (e)      the Company is liquidated or dissolved or the holders of the Company’s Share Capital approve any plan or proposal for the liquidation or dissolution of the Company.

               (ii)      A “Termination of Trading” shall occur if the Common Shares of the Company (or other common shares into which the Securities are then convertible) is no longer listed for trading on a U.S. national securities exchange.

IV.           COVENANTS

4.01      PAYMENT OF SECURITIES.

               (A)      The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)).

               (B)      The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case of a Security that is in global form, by wire transfer of immediately available funds to the account designated by the Depository or its nominee; (B) in the case of a Security that is held, other than global form, by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case of a Security that is held, other than global form, by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar; provided that any such payment will be made by wire transfer of immediately available funds to the extent required by applicable law.

               (C)      The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

4.02     MAINTENANCE OF OFFICE OR AGENCY.

               The Company will maintain, or cause to be maintained, in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office will initially serve as the office or agency for such purposes. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address of any change in the location thereof, such presentations, surrenders, notices and demands may continue to be made or served at the Corporate Trust Office of the Trustee.

               The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

4.03      RULE 144A INFORMATION AND SEC REPORTS.

               (A)      At any time when the Company is not subject to, or is in violation of, Sections 13 or 15(d) of the Exchange Act, the Company shall promptly provide to the Trustee and shall, upon request, provide to any Holder, beneficial owner or prospective purchaser of Securities or Common Shares issued upon conversion of any Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or Common Shares pursuant to Rule 144A; provided, however, that the Company shall not be obligated to provide such information if none of the outstanding Securities constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. The Company shall take such further action as any Holder or beneficial holder of such Securities or Common Shares may reasonably request in writing to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Shares in accordance with Rule 144A, as such rule may be amended from time to time.

               (B)      The Company shall deliver to the Trustee, no later than fifteen (15) days after the date such report is required to be filed with, or furnished to, the SEC pursuant to the Exchange Act (after giving effect, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), a copy of each report (or copies of such portions of such report as the SEC may from time to time by rules and regulations prescribe) the Company is required to file with, or furnish to, the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC; provided further, each such report will be deemed to be so delivered to the Trustee at the time such report is filed with, or furnished to, the SEC through the SEC’s EDGAR database.

               (C)      If the Company is, at any time while any Securities are outstanding, no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, then the Company shall continue to provide to the Trustee (and, unless the SEC will not accept such filing or submission, file with, or furnish to, the SEC in accordance with rules and regulations prescribed from time to time by the SEC) and, upon request, to each Holder, no later than the date the Company would have been required to file the same with, or furnish the same to, the SEC, the reports the Company would have been required to file with, or furnish to, the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect, to the extent it would have been applicable, any extension permitted by Rule 12b-25 under the Exchange Act) if the Company had securities listed and registered on a national securities exchange and were subject to the reporting requirements of such sections. The Company shall also deliver to the Trustee copies of the Company’s annual report to shareholders, containing audited financial statements, and any other financial reports which the Company furnishes to its shareholders. The Company also shall comply with the other provisions of TIA § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

4.04      COMPLIANCE CERTIFICATE.

               The Company shall deliver to the Trustee, within ninety (90) calendar days after the end of each fiscal year of the Company, or, if earlier, by the date the Company is, or would be, required to file with the SEC the Company’s annual report (whether on Form 20-F or Form 40-F under the Exchange Act or another appropriate form) for such fiscal year, a certificate of two (2) or more Officers as required by TIA § 314(a)(4), stating whether or not the signatories to such certificate have actual knowledge of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities (without regard to any period of grace or requirement of notice hereunder or thereunder). If such signatories do know of any such Default or Event of Default, then such certificate shall describe the Default or Event of Default and its status.

4.05      STAY, EXECUTION AND USURY LAWS.

               The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

4.06      CORPORATE EXISTENCE.

               Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and of each Subsidiary, and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the good faith judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.

4.07      NOTICE OF DEFAULT.

               Upon the Company becoming aware of the occurrence of any Default or Event of Default, the Company shall give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

4.08      FURTHER INSTRUMENTS AND ACTS.

               Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

4.09      PAYMENT OF ADDITIONAL AMOUNTS.

               All payments made by or on behalf of the Company under or with respect to the Securities will be made free and clear of and without withholding or deduction for, or on account of, any present or future duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax, including without limitation any taxes imposed under Part XIII of the Tax Act (“Canadian Taxes”), unless the Company is required by law or the interpretation or administration thereof, to withhold or deduct any amounts for, or on account of, Canadian Taxes. If the Company is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Securities, the Company will make such withholding or deduction and pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder after such withholding or deduction (including any withholding or deduction required to be made in respect of Additional Amounts) will not be less than the amount the Holder would have received if such Canadian Taxes had not been withheld or deducted and similar payment (the term “Additional Amounts” shall also include any such similar payments) will also be made by the Company to Holders (other than Excluded Holders) of Securities that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding; provided, however, that no Additional Amounts will be payable with respect to:

               (A)      a payment made to a Holder or former Holder of Securities (an “Excluded Holder”) in respect of the beneficial owner thereof:

               (i)      with which the Company does not deal at arm’s length (within the meaning of the Tax Act) at the time of making such payment;

               (ii)      that is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes (provided that in the case of any imposition or change in any such certification, identification, information, documentation or other reporting requirement which applies generally to Holders of Securities who are not residents of Canada, at least sixty (60) days prior to the effective date of any such imposition or change, the Company shall give written notice, in the manner provided in this Indenture, to the Trustee and the Holders of the Securities then outstanding of such imposition or change, as the case may be, and provide the Trustee and such Holders with such forms or documentation, if any, as may be required to comply with such certification, identification, information, documentation, or other reporting requirement); or

               (iii)      that is subject to such Canadian Taxes by reason of its carrying on business in or otherwise being connected with Canada or any province or territory thereof otherwise than by the mere holding of such Securities or the receipt of payments or exercise of any enforcement rights, thereunder; or

           (B)      any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or governmental charge (“Excluded Taxes”).

           The Company will (1) make such withholding or deduction and (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

           The Company will furnish to the Trustee, within thirty (30) days after the date the payment of any Canadian Taxes is due pursuant to applicable law in respect of such Securities, certified copies of tax receipts evidencing such payment by the Company.

           The Company will indemnify and hold harmless each Holder of any Securities (other than an Excluded Holder or with respect to Excluded Taxes) and upon written request reimburse each such Holder for the amount of:

               (i)      any Canadian Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities (including, without limitation, any payment of Additional Interest Amounts);

               (ii)      any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

               (iii)      any Canadian Taxes levied or imposed and paid by the Holder with respect to any reimbursement under clause (i) or (ii) above, but excluding any Excluded Taxes.

           Additional Amounts will be paid in cash semi-annually on the applicable March 1 or September 1, at Maturity, on any Redemption Date, on any Conversion Date, on any Option Purchase Date or on any Fundamental Change Repurchase Date.

           Whenever in this Indenture there is mentioned, in any context, the payment of principal and interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

           Anything in this Indenture to the contrary notwithstanding, the covenants and provisions of this Section 4.09 shall survive any termination or discharge of this Indenture, and the repayment of all or any of the Securities, and shall remain in full force and effect.

V.           SUCCESSORS

5.01	WHEN COMPANY MAY MERGE, ETC.
               The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of its property or assets to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is an entity organized and existing under the laws of the United States, any State thereof or the District of Columbia or the laws of Canada or any province or territory of Canada; (ii) if such person is organized and existing under the laws of Canada or any province or territory of Canada, the transaction will not result in the successor company being required to make any deduction or withholding on account of certain Canadian taxes from any payments in respect of the Securities and the Company has obtained an Opinion of Counsel from tax counsel experienced in such matters to that effect; (iii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and (iv) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist; provided, however, that the foregoing shall not prohibit the Company from consolidating with or merging with or into an entity that is organized and existing under the laws of a foreign jurisdiction, provided (A) clauses (iii) and (iv) above are satisfied; (B) such entity has common shares or American Depository Receipts representing such entity’s common shares listed on a U.S. national securities exchange; (C) as a result of such consolidation or merger, the Securities become convertible solely into such common shares or American Depository Receipts (excluding any Principal Return that is payable in cash and cash payments for fractional shares); (D) such common shares or American Depository Receipts have an average daily trading volume of a least ten million dollars ($10,000,000) during the six (6) months immediately preceding the announcement of such consolidation or merger; (E) such entity has consented to service of process in the United States; (F) immediately prior to the announcement of such consolidation or merger, such entity’s market capitalization was at least one billion dollars ($1,000,000,000); (G) there will be no material adverse tax consequences to record holders or beneficial owners of the Securities, or of the underlying common shares, or American Depository Receipts resulting from such consolidation or merger, and the Company has obtained and delivered to the Trustee an opinion of tax counsel experienced in such matters to that effect; and (H) such entity agrees in a supplemental indenture that, in the event that any cash dividends on such common shares or American Depository Receipts paid to U.S. Persons are subject to tax withholding, such entity will also pay, to such U.S. Persons, an amount in cash such that the net cash amount received by such Persons would be equal to the amount of cash such Persons would have received on account of such dividend if no such tax withholding applied. A consolidation or merger made pursuant to, and in accordance with, the proviso to the immediately preceding sentence is herein referred to as a “Qualified Foreign Business Combination.”

               The Company shall deliver to the Trustee, at no cost to the Trustee, prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

5.02      SUCCESSOR SUBSTITUTED.

               Upon any consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets, the successor person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

VI.           DEFAULTS AND REMEDIES

6.01      EVENTS OF DEFAULT.

               An “Event of Default” is deemed to occur with respect to the Securities if:

               (i)      the Company fails to pay the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether at maturity, upon Redemption, on an Option Purchase Date or on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change or otherwise;

               (ii)      the Company fails to pay an installment of interest on any Security when due, if such failure continues for thirty (30) days after the date when due;

               (iii)     the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto;

               (iv)     the Company fails to timely provide a Fundamental Change Notice, or an Option Purchase Notice as required by the provisions of this Indenture, or fails to timely provide any notice pursuant to, and in accordance with, Section 10.14(E) ;

               (v)      the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified below;

               (vi)     the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness for money borrowed, in the aggregate principal amount then outstanding of fifteen million dollars ($15,000,000) or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

               (vii)      the Company or any of its Subsidiaries fails to pay final judgments, the aggregate uninsured portion of which is at least fifteen million dollars ($15,000,000), and such judgments are not paid or discharged within thirty (30) days;

               (viii)     the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

                    (A)      commences a voluntary case,

                    (B)      consents to the entry of an order for relief against it in an involuntary case,

                    (C)      consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                    (D)      makes a general assignment for the benefit of its creditors; or

               (ix)      a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A)      is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

                    (B)      appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

                    (C)      orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (A), (B) and (C) of this Section 6.01(ix) , the order or decree remains unstayed and in effect for at least ninety (90) consecutive days.

     The term “Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. or Canadian Federal, State or Provincial law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (v) above is not an Event of Default until (I) the Trustee notifies the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, of the Default and (II) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases.

6.02      ACCELERATION.

               If an Event of Default (excluding an Event of Default specified in Section 6.01(viii) or (ix) with respect to the Company (but including an Event of Default specified in Section 6.01(viii) or (ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(viii) or (ix) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(viii) or (ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 have been paid.

6.03      OTHER REMEDIES.

               Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

6.04      WAIVER OF PAST DEFAULTS.

               Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any Security, or in the payment of the Fundamental Change Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided, upon Repurchase Upon Fundamental Change), (B) a Default or Event of Default arising from a failure by the Company to convert any Securities in accordance with this Indenture or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases. This Section 6.04 shall be in lieu of TIA § 316(a)(1)(B), and, as permitted by the TIA, TIA § 316(a)(1)(B) is hereby expressly excluded from this Indenture.

6.05      CONTROL BY MAJORITY.

               The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in any liability (including in its individual capacity) unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 6.05 shall be in lieu of TIA § 316(a)(1)(A), and, as permitted by the TIA, TIA § 316(a)(1)(A) is hereby expressly excluded from this Indenture.

6.06           LIMITATION ON SUITS.

                    Except as provided in Section 6.07, a Securityholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

               (i)      the Holder gives to the Trustee written notice of a continuing Event of Default;

               (ii)      the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

               (iii)     such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability, expense damage or costs to or of the Trustee in connection with pursuing such remedy;

               (iv)     the Trustee does not comply with or respond to the request within sixty (60) days after receipt of such notice, request and offer of indemnity; and

               (v)      during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the initial request.

               A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

6.07      RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

               Notwithstanding any other provision of this Indenture to the contrary, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

               Notwithstanding any other provision of this Indenture, the right of any Holder to convert the Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

6.08      COLLECTION SUIT BY TRUSTEE.

               If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

6.09      TRUSTEE MAY FILE PROOFS OF CLAIM.

               The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company with respect to the Securities or its creditors or properties.

               The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10      PRIORITIES.

               If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First:	to the Trustee for amounts due under Section 7.07;

Second:	to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:	to the Company.
               The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall mail to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

6.11      UNDERTAKING FOR COSTS.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

VII.           TRUSTEE

7.01	DUTIES OF TRUSTEE.
               (A)      If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

               (B)     The Trustee, except during the continuance of an Event of Default:

               (i)      need perform only those duties that are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii)      in the absence of bad faith, willful misconduct or negligence on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee, and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

               (C)      The Trustee may not be relieved from liability for its own bad faith, its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i)      the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer thereof, unless it is conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

               (ii)      the Trustee shall be not liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

               (D)      Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

               (E)      The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee shall be segregated from other funds as directed in writing by the Company or as required by law and shall be invested by the Trustee pursuant to the written instructions of the Company reasonably satisfactory to the Trustee.

7.02      RIGHTS OF TRUSTEE.

               (A)      Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours of the Company to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

               (B)      Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. No such Officer’s Certificate or Opinion of Counsel shall be at the expense of the Trustee.

               (C)      Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

               (D)      The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (E)      The Trustee may act through agents or attorneys, and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

               (F)      The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith, which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

               (G)      The Trustee shall not have any duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of a Default, Event of Default, Fundamental Change or Make-Whole Fundamental Change except (i) with respect to the Trustee, any Default or Event of Default occurring pursuant to Sections 6.01(i) or 6.01(ii) , or (ii) any Default, Event of Default, Fundamental Change, Make-Whole Fundamental Change of which a Responsible Officer of the Trustee shall have received written notification from a Securityholder or the Company of the circumstances constituting the same and stating so in such written notifications, or obtained actual knowledge. Except as otherwise provided herein, the Trustee may, in the absence of such actual knowledge or receipt of such written notification, conclusively assume that there is no Default, Event of Default, Fundamental Change or Make-Whole Fundamental Change. Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.04 and 4.07) is for informational purposes only and the receipt by the Trustee of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which each of the Trustee is entitled to rely on Officer’s Certificates).

               (H)      Subject to Section 7.01(A) , the Trustee shall not be under any obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

               (I)      The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

               (J)      The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

               (K)      The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or reasonably adequate indemnity against such risk or liability is not assured to it.

               (L)      The Trustee shall not have any duty (i) to see to any recording, filing or depositing of this Indenture or any Indenture referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to see to any insurance.

               (M)      The rights of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable other than for its bad faith, negligence or willful misconduct in the performance of such act.

               (N)      The Trustee shall not be required to give any bond or surety in respect of the execution of the powers granted hereunder.

               (O)      In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

7.03      INDIVIDUAL RIGHTS OF TRUSTEE.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

7.04      DISCLAIMER OF THE TRUSTEE.

               The Trustee does not make any representation as to the validity or adequacy of this Indenture or the Securities; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication.

7.05      NOTICE OF DEFAULTS.

               If a Default or Event of Default occurs and is continuing as to which the Trustee has received written notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

7.06      REPORTS BY TRUSTEE TO HOLDERS.

               Within sixty (60) days after each May 1, beginning with May 1, 2008, the Trustee shall mail to each Securityholder if required by TIA § 313(a) a brief report dated as of such May 1 that complies with TIA § 313(c). In such event, the Trustee also shall comply with TIA § 313(b).

               A copy of each report at the time of its mailing to Securityholders shall be mailed by first class mail to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee of the listing or delisting of the Securities on or from any stock exchange.

7.07      COMPENSATION AND INDEMNITY.

               The Company shall pay to the Trustee (which for purposes of this Section 7.07 shall also include The Bank of New York as Paying Agent, Registrar, Bid Solicitation Agent, Custodian for the Securities and Conversion Agent) from time to time such compensation for its/their respective services as shall be agreed upon in writing. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it/them, respectively, pursuant to, and in accordance with, any provision hereof. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the agents and counsel of the Trustee.

               The Company shall indemnify the Trustee (which shall include, with respect to any and all roles hereunder performed by The Bank of New York, its directors, officers, employees, agents and counsel) against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than franchise taxes and taxes based upon, measured by or determined by the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the negligence, bad faith or willful misconduct of the Trustee and as determined by a court of competent jurisdiction in a final decision.

               Notwithstanding anything herein to the contrary, to the extent permitted by the TIA, in no event shall the Trustee be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, without limitation, lost profits), even if the Trustee has been advised of the likelihood of such losses or damages and regardless of the form of action.

               To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

               The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive final payment in full on the Securities and any resignation or removal of the Trustee.

               Without prejudice for any other rights available under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or 6.01(ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

7.08      REPLACEMENT OF TRUSTEE.

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon such successor’s acceptance of appointment as provided in this Section 7.08.

               The Trustee may resign by so notifying the Company in writing thirty (30) Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

               (i)      the Trustee fails to comply with Section 7.10 ; or

               (ii)      the Trustee adjudged a bankrupt or an insolvent; or

               (iii)      a receiver or other public officer takes charge of the Trustee or its property; or

               (iv)      the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

               If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee may, at the Company’s expense, and the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may, petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee or the Securities Agent, as applicable, and the appointment of a successor Trustee.

               Each successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. Notwithstanding any replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

7.09      SUCCESSOR TRUSTEE BY MERGER, ETC.

               If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee if such successor corporation is otherwise eligible hereunder.

7.10      ELIGIBILITY; DISQUALIFICATION.

               There shall at all times be a Trustee hereunder, which (A) is an entity organized and doing business under the laws of the United States of America or of any state thereof, (B) is authorized under such laws to exercise corporate trustee power, (C) is subject to supervision or examination by federal or state authorities and (D) has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b). Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).

7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

               The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

VIII.           DISCHARGE OF INDENTURE

8.01      TERMINATION OF THE OBLIGATIONS OF THE COMPANY.

               This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Purchase at Holder’s Option, Redemption or Repurchase Upon Fundamental Change, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on the Maturity Date or an Option Purchase Date, Redemption Date or Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.17, 2.18, 2.19, 4.01, 4.02, 4.05, 7.07 and 7.08 and Articles III, VIII and X of this Indenture, shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

8.02      APPLICATION OF TRUST MONEY.

               The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

8.03      REPAYMENT TO COMPANY.

               The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the notes that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

8.04      REINSTATEMENT.

               If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.01 and 8.02 ; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

IX.           AMENDMENTS

9.01      WITHOUT CONSENT OF HOLDERS.

               The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

               (i)      to comply with Sections 5.01 and 10.11 ;

               (ii)      to make any changes or modifications to this Indenture necessary in connection with the registration of the public offer and sale of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of this Indenture under the TIA;

               (iii)      to evidence and provide the acceptance to the appointment of a successor Trustee under this Indenture;

               (iv)      to secure the obligations of the Company in respect of the Securities;

               (v)      to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company;

               (vi)      to make provisions with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture; and

               (vii)      to make any changes of a formal, minor or technical nature or necessary to correct a manifest error or to comply with mandatory provisions of applicable law as evidenced by an Opinion of Counsel as long as such change does not adversely affect the rights of the Holders of the Securities in any material respect.

               In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to (i) cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder; or (ii) conform this Indenture to the description of the Securities contained in the Offering Memorandum of the Company, dated February 21, 2008 and used by the Company and the Initial Purchasers in connection with offers and sales of the Securities (the “Offering Memorandum”).

9.02      WITH CONSENT OF HOLDERS.

               The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

               (a)      change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;

               (b)      reduce the principal amount of, or any premium, interest on, any Security;

               (c)      change the place, manner or currency of payment of principal of, or any premium, interest on, any Security;

               (d)      impair the right to institute suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security;

               (e)      modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Article III to require the Company to purchase Securities on an Option Purchase Date or to repurchase Securities upon the occurrence of a Fundamental Change;

               (f)      modify the provisions of Section 2.20 in a manner adverse to Holders;

               (g)      adversely affect the right of Holders to convert Securities in accordance with Article X;

               (h)      reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

               (i)      reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default; or

               (j)      modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

               Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

               It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

9.03      COMPLIANCE WITH TRUST INDENTURE ACT.

               Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

9.04      REVOCATION AND EFFECT OF CONSENTS.

               Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

               After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

9.05      NOTATION ON OR EXCHANGE OF SECURITIES.

               If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such amendment, supplement or waiver to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

9.06      TRUSTEE PROTECTED.

               The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article IX provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article IX that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture and that all conditions precedent to the execution of such supplemental indenture have been fulfilled.

9.07      EFFECT OF SUPPLEMENTAL INDENTURES.

               Upon the due execution and delivery of any supplemental indenture in accordance with this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Sections 9.02 and 9.04, every Holder of Securities shall be bound thereby.

X.           CONVERSION

10.01     CONVERSION PRIVILEGE; RESTRICTIVE LEGENDS.

               (A)      Subject to the provisions of Article III and this Article X, the Securities shall be convertible, in integral multiples of $1,000 principal amount, into cash, Common Shares or a combination of cash and Common Shares in accordance with this Article X and as set forth below if any of the following conditions are satisfied:

               (i)      Conversion Based on Closing Sale Price of Common Shares. The Securities may be surrendered for conversion on any Business Day of a calendar quarter after the calendar quarter ending March 31, 2008, if the Closing Sale Price for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and thirty percent (130%) of the Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter. Solely for purposes of determining whether the Securities shall have become convertible pursuant to this Section 10.01(A)(i) , the Board of Directors shall, in its good faith determination, which shall be described in a Board Resolution, make appropriate adjustments to the Closing Sale Prices and/or such Conversion Price used to determine whether the Securities shall have become convertible pursuant to this Section 10.01(A)(i) to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.

               (ii)      Conversion Upon Satisfaction of Trading Price Condition. The Securities may be surrendered for conversion during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety seven percent (97%) of the average Conversion Value per $1,000 principal amount of Securities (as defined below) during the Note Measurement Period (such condition, the “Trading Price Condition”). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least one million dollars ($1,000,000) in aggregate principal amount of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety seven percent (97%) of the Conversion Value per $1,000 principal amount of Securities. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the “Conversion Value” per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

               (iii)      Conversion Upon Certain Distributions. If the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to Sections 10.05(b) , 10.05(c) , 10.05(d) or 10.5(e) , the Securities may be surrendered for conversion beginning on the date the Company mails the notice to the Holders as provided in Section 10.10 (or, if earlier, the date the Company is required to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the Ex Date (as defined in Section 10.05(g) ) of the applicable transaction or until the Company announces that such transaction will not take place.

               (iv)      Conversion Upon Occurrence of Certain Corporate Transactions. If either:

                    (a)      a Fundamental Change or a Make-Whole Fundamental Change occurs; or

                    (b)      the Company is a party to a consolidation, amalgamation, statutory arrangement, merger or binding share exchange pursuant to which the Common Shares would be converted into or exchanged for, or would constitute solely the right to receive, cash or other securities or property, then, in each case, the Securities may be surrendered for conversion at any time during the period that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of such transaction (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in Section 10.01(D) ) and ends on, and includes, the date that is thirty (30) calendar days after the actual effective date of such transaction; provided, however, that if such transaction is a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion at any time during the Make-Whole Conversion Period applicable to such Make-Whole Fundamental Change; provided, further, that if such transaction is a Fundamental Change, then the Securities may also be surrendered for conversion at any time until, and including, the Fundamental Change Repurchase Date applicable to such Fundamental Change.

               (v)      Conversion during Specified Periods. The Securities may be surrendered for conversion at any time from, and including, February 1, 2013 until the close of business of the second (2nd) Business Day immediately preceding March 1,

2013, and at any time from, and including January 2, 2028 until the close of business on the second (2nd) Business Day immediately preceding March 1, 2028.

               (vi)      Conversion Based on Redemption. A Security, or portion of a Security, which has been called for Redemption pursuant to Paragraph 6 of the Securities may be surrendered for conversion; provided, however, that such Security or portion thereof may be surrendered for conversion pursuant to this paragraph only until the close of business on the Business Day immediately preceding the Redemption Date.

               (B)      Notwithstanding anything herein to the contrary, the right to convert the Securities pursuant to this Article X shall terminate at the close of business on the Business Day immediately preceding any Redemption Date or the Maturity Date.

               (C)      The initial Conversion Rate shall be 23.0792 Common Shares per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with Sections 10.05 through 10.14.

               (D)      Whenever any event described in Section 10.01 shall occur which shall cause the Securities to become convertible as provided in this Article X, the Company shall promptly deliver, in accordance with Section 11.02, written notice of the convertibility of the Securities to the Trustee and each Holder and shall, as soon practicable, but in no event later than the open of business on the first date the Securities shall become convertible as provided in this Article X as a result of such event, publicly announce, through a reputable national newswire service, and publish on the Company’s website, that the Securities have become convertible. Such written notice, public announcement and publication shall include:

               (i)      a description of such event;

               (ii)      a description of the periods during which the Securities shall be convertible as provided in this Article X as a result of such event;

               (iii)      the anticipated effective date of such event, if applicable; and

               (iv)      the procedures Holders must follow to convert their notes in accordance with this Article X, including the name and address of the Conversion Agent.

               If the Company shall fail to make such public announcement on or before the open of business on the first date the Securities shall become convertible as provided in this Article X as a result of such event, then (1) the Securities shall remain convertible for an additional Business Day for each Business Day, on or after such first date the Securities become convertible, that the Company shall fail to make such public announcement (an “Extension Period”); and (2) if the event causing the Securities to become convertible shall be a Make-Whole Fundamental Change, then, the increased Conversion Rate applicable, pursuant to Section 10.14, to Securities surrendered within the time periods specified in Section 10.14 shall continue to apply to Securities surrendered for conversion during any such Extension Period.

               (E)      A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

               (F)      Any Common Shares that are issued upon conversion of a Security that bears the Private Placement Legend shall also bear the Private Placement Legend. Any Common Shares that are issued upon conversion of a Security that does not bear the Private Placement Legend shall also not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Common Shares not bearing the Private Placement Legend, the registrar and transfer agent for the Common Shares shall deliver Common Shares that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Common Shares bearing the Private Placement Legend, the registrar and transfer agent for the Common Shares shall deliver only Common Shares that bear the Private Placement Legend unless (i) the requested transfer is after the Resale Restriction Termination Date, (ii) there is delivered to the Company and the registrar and transfer agent for the Common Shares an Opinion of Counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Common Shares has delivered to the registrar and transfer agent for the Common Shares a notice in the form of Exhibit C hereto, or (iv) provided that the Company is a “foreign issuer” as defined in Rule 902 of Regulation S under the Securities Act at the time of sale, such Security has been sold outside the United States pursuant to Regulation S under the Securities Act and the Holder selling such Securities has delivered to the registrar and transfer agent for the Common Shares a certificate in the form of Exhibit E hereto.

               (G)      Any Common Shares that are issued upon conversion of a Security before June 28, 2008 shall bear the Canadian Legend until June 28, 2008.

10.02      CONVERSION PROCEDURE AND PAYMENT UPON CONVERSION.

               (A)      To convert a Security, a Holder must satisfy the requirements of paragraph 10 of the Securities. If a Security is tendered for conversion in accordance with this Article X, then:

               (i)      the Company shall deliver, through the Conversion Agent, the following to the Holder of such Security:

     (a)      an amount (the “Principal Return”) in cash equal to the sum of the Daily Principal Return for each Trading Day in the Cash Settlement Averaging Period for such conversion; and

     (b)      if the sum of the Daily Net Shares for each Trading Day in the Cash Settlement Averaging Period for such conversion is greater than zero (0), at the Company’s election, (i) an amount in cash equal to the sum of the excess of the Daily Conversion Value over one-twentieth (1/20th) of one thousand dollars ($1,000) for each Trading Day in the Cash Settlement Averaging Period for such conversion, (ii) a number of Common Shares (the “Net Shares”) equal to such sum, or (iii) any combination elected by the Company of Net Shares and cash in an amount equal to the sum of the excess of the Daily Conversion Value over one-twentieth (1/20th) of one thousand dollars ($1,000) for each Trading Day in the Cash Settlement Averaging Period for such conversion; provided, however, that the Company shall not issue fractional Common Shares and shall instead deliver cash (in addition to any other consideration payable upon such conversion) in an amount equal to the value of such fraction computed on the basis of the Volume-Weighted Average Price per Common Share on the last Trading Day of such Cash Settlement Averaging Period;

               (ii)      the Company shall deliver such Principal Return and, if applicable, such Net Shares (or, at the Company’s election, in lieu of such Net Shares, cash or any combination of cash and Net Shares in accordance with Section 10.02(A)(i)(b) ) as soon as practicable following the Conversion Date applicable to such conversion, but in no event more than three (3) Business Days after the last Trading Day in the Cash Settlement Averaging Period applicable to such conversion; provided, however, that any Make-Whole Consideration payable pursuant to Section 10.14 shall be delivered by the Company within the time period specified in Section 10.14(D) ; and

               (iii)      at and after the close of business on the last Trading Day in such Cash Settlement Averaging Period, the person in whose name such certificate representing such Net Shares, if any, is to be registered shall be treated as a shareholder of record with respect to such Net Shares, and all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein; provided, however, that, with respect to any Net Shares due upon such conversion as Make-Whole Consideration in accordance with Section 10.14, such person shall be treated as a shareholder of record of such Net Shares due as Make-Whole Consideration as of the close of business on the later of (1) the date such Holder surrendered such Security for such conversion; (2) the last Trading Day in the applicable Cash Settlement Averaging Period; and (3) the Effective Date of the applicable Make-Whole Fundamental Change.

               (B)      “Cash Settlement Averaging Period” shall mean, with respect to a Security that is tendered for conversion in accordance with this Article X, either (i) in the event such Security is converted during the period beginning on the twenty-fifth (25th) scheduled Trading Day prior to the Maturity Date, the twenty (20) consecutive Trading Days beginning on, and including, the twenty-second (22nd) scheduled Trading Day prior to the Maturity Date; or (ii) in all other circumstances, the twenty (20) consecutive Trading-Day period that begins on, and includes, the third (3rd) Trading Day after the Conversion Date for such conversion.

                         “Daily Principal Return” shall mean, with respect to a Trading Day, the lesser of one-twentieth (1/20th) of one thousand dollars ($1,000) and the Daily Conversion Value for such Trading Day.

                         “Daily Conversion Value” shall mean, with respect to a Trading Day, one-twentieth (1/20th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Volume-Weighted Average Price per Common Share on such Trading Day.

                         “Daily Net Shares” shall mean, with respect to a Trading Day, an amount equal to the following: (i) if the Daily Conversion Value for such Trading Day is equal to or lesser than one-twentieth (1/20th) of one thousand dollars ($1,000), then the Daily Net Shares with respect to such Trading Day shall mean an amount equal to zero (0); and (ii) if the Daily Conversion Value for such Trading Day exceeds one-twentieth (1/20th) of one thousand dollars ($1,000), then the Daily Net Shares with respect to such Trading Day shall mean a fraction (a) whose numerator is the excess of such Daily Conversion Value over one-twentieth (1/20th) of one thousand dollars ($1,000) and (b) whose denominator is the Volume-Weighted Average Price per Common Share on such Trading Day; provided, however, that the Board of Directors shall, in its good faith determination, which shall be described in a Board Resolution, make appropriate adjustments to such Daily Net Shares to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the applicable Cash Settlement Averaging Period.

                         The “Volume-Weighted Average Price” per Common Share on any Trading Day shall mean the volume-weighted average price per Common Share on the NASDAQ Global Market or, if the Common Shares shall not be listed on the NASDAQ Global Market, on the principal exchange or over-the-counter market on which the Common Shares shall then be listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SSRI<Equity>VAP” (or any successor thereto); provided, however, that if such volume-weighted average price shall not be available, then the amount to be used as the Volume-Weighted Average Price on such Trading Day for purposes hereof shall be the market value per Common Share on such Trading Day determined by a nationally recognized investment banking firm retained for such purpose by the Company.

               (C)      Except as provided in the Securities or in this Article X, no payment or adjustment will be made for accrued interest on a converted Security or for dividends on any Common Shares issued on or prior to conversion. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted unless either (i) the Company shall have, in respect of a Fundamental Change, specified a Fundamental Change Repurchase Date which is after such record date and on or before such interest payment date; (ii) the Company has specified a Redemption Date which is after such record date and on or before such interest payment date, or (iii) such Security is surrendered for conversion after the close of business on the record date immediately preceding the Maturity Date; provided further, however, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.14 or otherwise (it being understood that nothing in this Section 10.02(C) shall affect the Company’s obligations under Section 2.14).

               (D)      If a Holder converts more than one Security at the same time, the number of full Common Shares issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.

               (E)      Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

               (F)      If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

               (G)      If the Company elects to pay cash in lieu of delivering all or a portion of the Net Shares with respect to a Security surrendered for conversion, the Company will notify the Holder of such Security through the Trustee, which notice shall be irrevocable, of the percentage of each share issuable upon conversion of such Securities that will be paid in cash in lieu of Net Shares at any time on or before the close of business on the second Trading Day immediately after the Conversion Date applicable to such conversion.

               If      the Company fails to provide notice of an election to pay cash in lieu of delivering all or a portion of the Net Shares within the time period specified in the preceding sentence, the Company shall satisfy such conversion obligation only in Net Shares (and cash in lieu of fractional Common Shares). The Company shall treat all Holders converting on the same calendar day in the same manner.

10.03      TAXES ON CONVERSION.

               If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Common Shares upon the conversion. However, such Holder shall pay any such tax, duty or transfer fee which is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the Common Shares to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

10.04      COMPANY TO PROVIDE COMMON SHARES.

               The Company shall at all times reserve out of its authorized but unissued Common Shares enough Common Shares to permit the conversion, in accordance herewith, of all of the Securities into Common Shares.

               All Common Shares which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

               The Company shall comply with all securities laws regulating the offer and delivery of Common Shares upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Shares are then listed.

10.05           ADJUSTMENT OF CONVERSION RATE.

The Conversion Rate shall be subject to adjustment from time to time as follows:

               (a)      In case the Company shall (1) pay a dividend in Common Shares to all holders of Common Shares, (2) make a distribution in Common Shares to all holders of Common Shares, (3) subdivide the outstanding Common Shares into a greater number of Common Shares, (4) combine the outstanding Common Shares into a smaller number of Common Shares or (5) effect certain reclassifications of the outstanding Common Shares, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to close of business on the record date or effective date, as applicable, of such dividend, distribution, subdivision, combination or reclassification by the number of Common Shares which a person who owns only one Common Share immediately before the record date or effective date, as applicable, of such dividend, distribution, subdivision, combination or reclassification and who is entitled to participate in such dividend, distribution, subdivision, combination or reclassification would own immediately after giving effect to such dividend, distribution, subdivision, combination or reclassification (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision, combination or reclassification not to issue fractional Common Shares). Any adjustment made pursuant to this Section 10.05(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

               (b)      In case the Company shall issue rights (other than rights pursuant to a shareholders’ rights plan) or warrants to all or substantially all holders of Common Shares, entitling them, for a period expiring not more than sixty (60) days immediately following the record date for the determination of holders of Common Shares entitled to receive such rights or warrants, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable or exercisable for Common Shares), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the current market price (as determined pursuant to Section 10.05(g) ) per Common Share on the record date for the determination of holders of Common Shares entitled to receive such rights or warrants, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of Common Shares outstanding at the close of business on such record date and (II) the aggregate number of Common Shares (the “Underlying Shares”) underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise), and (B) the denominator shall be the sum of (I) number of Common Shares outstanding at the close of business on such record date and (II) the number of Common Shares which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price per Common Share.

Such increase shall become effective immediately prior to the opening of business on the day following such record date. In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(b) .

               (c)      In case the Company shall dividend or distribute to all or substantially all holders of Common Shares, its Share Capital or the Share Capital of any existing or future Subsidiary (other than Common Shares), evidences of Indebtedness or other assets (other than dividends or distributions requiring an adjustment to the Conversion Rate in accordance with Sections 10.05(a) or 10.05(d) ), or shall dividend or distribute to all or substantially all holders of Common Shares rights or warrants to subscribe for or purchase securities (other than dividends or distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 10.05(b) ), then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of shareholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the current market price per Common Share (as determined pursuant to Section 10.05(g) ) on such record date and (B) the denominator shall be an amount equal to (I) such current market price per Common Share less (II) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on such record date, of the portion of the Share Capital, evidences of Indebtedness, assets, rights and warrants to be dividended or distributed applicable to one Common Share, such increase to become effective immediately prior to the opening of business on the day following such record date; provided, however, that if such denominator is equal to or less than zero, then, in lieu of the foregoing adjustment to the Conversion Rate, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of its Securities, in addition to any consideration otherwise payable as herein provided upon such conversion, an amount, per $1,000 principal amount of such Securities, of Share Capital, evidences of Indebtedness, assets, rights and/or warrants that a person that owns, on such record date, a number of Common Shares equal to the Conversion Rate in effect at the close of business on such record date would have received as a result of such dividend or distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 10.05(b) and other than rights under a shareholders’ rights plan the Company may have in effect at such time) (collectively, “Rights”) pro rata to holders of Common Shares, the Company may, in lieu of making any adjustment pursuant to this Section 10.05(c) , make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) on or after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to any consideration otherwise payable as herein provided upon such conversion, a number of Rights, per $1,000 principal amount of such Security, equal to the number of Rights to which a holder of a number of Common Shares equal to the Conversion Rate in effect at the close of business on such record date would be entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights. Notwithstanding the first sentence of this Section 10.05(c) , a distribution of rights pursuant to a shareholders’ rights plan shall not constitute a dividend or distribution requiring an adjustment to the Conversion Rate pursuant to the first sentence of this Section 10.05(c) , provided that (1) such rights have not separated from the Common Shares at the time of such distribution; and (2) the Company has made adequate provision in accordance with Section 10.13 for Holders to receive such rights upon conversion. In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(c) .

               (d)      In case the Company shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to Section 10.05(a) ) to all or substantially all holders of Common Shares, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Ex Date for such distribution by a fraction (A) whose numerator shall be the current market price per Common Share (as determined pursuant to Section 10.05(g) ) on such Ex Date and (B) whose denominator shall be an amount equal to (I) such current market price per Common Share less (II) the amount of the distribution per Common Share; provided, however, that the Conversion Rate shall not be adjusted pursuant to this Section 10.05(d) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than one cent ($0.01) per Common Share (which minimum amount shall be subject to appropriate adjustments, in the good faith determination of the Board of Directors (whose determination shall be described in a Board Resolution), to account for stock splits and combinations, stock dividends, reclassifications and similar events); provided further that, if the denominator of such fraction shall be equal to or less than zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to one cent ($0.01) per Common Share (as adjusted in accordance with the immediately preceding proviso). An adjustment to the Conversion Rate pursuant to this Section 10.05(d) shall become effective immediately after the opening of business on the such Ex Date. In no event shall the Conversion Rate be decreased pursuant to this Section 10.05(d) .

               (e)      In case the Company or any Subsidiary shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Shares where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per Common Share validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged Common Shares, the “Purchased Shares”) exceeds the Closing Sale Price per Common Share on the first Trading Day after last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Closing Sale Price per Common Share on the first Trading Day after the Expiration Date and (b) an amount equal to (i) the number of Common Shares outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares and (B) whose denominator is equal to the product of (I) the number of Common Shares outstanding as of the Expiration Time (including all Purchased Shares) and (II) such Closing Sale Price per Common Share.

               An increase, if any, to the Conversion Rate pursuant to this Section 10.05(e) shall become effective immediately prior to the opening of business on the second (2nd) Business Day following the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase Common Shares pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 10.05(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.05(e) .

               (f)      In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company, from time to time and to the extent permitted by law and by the rules of the NASDAQ Global Market and the Toronto Stock Exchange, may increase the Conversion Rate by any amount for a period of at least twenty (20) days or such longer period as may be required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company, provided, that such increase will not cause the then effective Conversion Price to be less than one cent ($0.01) per Common Share (which minimum amount shall be subject to appropriate adjustments, in the good faith determination of the Board of Directors (whose determination shall be described in a Board Resolution), to account for stock splits and combinations, stock dividends, reclassifications and similar events). Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

               (g)      For the purpose of any computation under subsections (a), (b), (c), (d) or (e) above of this Section 10.05, the current market price per Common Share on any date shall be deemed to be the average of the Closing Sale Prices for the ten (10) consecutive Trading Days ending on, but excluding, the earlier of such date and the Ex Date with respect to the issuance or distribution requiring such computation; provided, however, that such current market price per Common Share shall be appropriately adjusted by the Company, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during the period that begins on, and includes, the first day of such ten (10) consecutive Trading Days and ends on, and includes, the date when the adjustment to the

               Conversion Rate on account of the event requiring the computation of such current market price becomes effective.

               The term “Ex Date,” (i) when used with respect to any issuance or distribution, means the first date on which the Common Shares trade the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Shares trade the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

               (h)      Any increase in the Conversion Rate shall not, without the approval of the shareholders of the Company, if required by Rule 4350 of the Marketplace Rules of the NASDAQ Stock Market or the rules of the Toronto Stock Exchange, result in the issuance of twenty percent (20%) (twenty five percent (25%) in the case of the Toronto Stock Exchange) or more of the Company’s Common Shares, or twenty percent (20%) (twenty five percent (25%) in the case of the Toronto Stock Exchange) or more of the voting power, outstanding as of the date of the Offering Memorandum.

10.06      NO ADJUSTMENT.

               No adjustment in the Conversion Rate pursuant to Section 10.05 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this Section 10.06 are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that at the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2008, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.06 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that if the Company shall mail a notice of Redemption pursuant to Section 3.04, or if a Fundamental Change or Make-Whole Fundamental Change occurs, or if the Securities shall become convertible pursuant to Section 10.01(A)(iii) or Section 10.01(A)(iv) , then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.06 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate. All calculations under this Article X shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be.

               If any rights, options or warrants issued by the Company and requiring an adjustment to the Conversion Rate in accordance with Section 10.05 are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted as provided in Section 10.05 until the earliest of such triggering event occurs. Upon the expiration or termination of any such rights, options or warrants without the exercise of such rights, options or warrants, the

Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               If any dividend or distribution is declared and the Conversion Rate is adjusted pursuant to Section 10.05 on account of such dividend or distribution, but such dividend or distribution is thereafter not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect had such dividend or distribution not been declared.

               No adjustment to the Conversion Rate need be made pursuant to Section 10.05 for a transaction if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Shares participate in the transaction (which determination shall be described in a Board Resolution).

10.07      OTHER ADJUSTMENTS.

               In the event that, as a result of an adjustment made pursuant to this Article X, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any Share Capital other than Common Shares, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Share contained in this Article X.

10.08      ADJUSTMENTS FOR TAX PURPOSES.

               Except as prohibited by law or by the rules of the NASDAQ Global Market or the Toronto Stock Exchange, the Company may make such increases in the Conversion Rate, in addition to those required by Section 10.05 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its shareholders will not be taxable to the recipients thereof.

10.09      NOTICE OF ADJUSTMENT.

               Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

10.10      NOTICE OF CERTAIN TRANSACTIONS.

               In the event that:

                    (1)      the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

                    (2)      the Company takes any action that would require a supplemental indenture pursuant to Section 10.11, or

                    (3)      there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 10.10. The Company shall mail such notice at least twenty (20) days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 10.10.

10.11      EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, BINDING SHARE EXCHANGES OR SALES ON CONVERSION PRIVILEGE.

               If any of the following shall occur, namely: (i) any reclassification or change in the Common Shares issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Shares), (ii) any consolidation, amalgamation, statutory arrangement, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Shares or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets, in each case pursuant to which the Common Shares would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security (if otherwise convertible pursuant to this Article X) into the kind and amount of cash, securities or other property (collectively, “Reference Property”) receivable upon such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of a number of Common Shares equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Security and the Conversion Rate in effect immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition (assuming, if holders of Common Shares shall have the opportunity to elect the form of consideration to be received pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, that the Collective Election shall have been made with respect to such election); provided, however, that at and after the effective time of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Principal Return payable hereunder upon the conversion of a Security shall continue to be payable in cash (instead of the Reference Property) and the Daily Conversion Value and Daily Net Shares shall be calculated based on the volume-weighted average price (or, if such price is not available, the fair value) of the Reference Property instead of the Volume-Weighted Average Price per share of Common Shares; provided further, that if the Reference Property consists solely of cash and such effective time shall occur on or before the third (3rd) Business Day after the last Trading Day in the Cash Settlement Averaging Period applicable to the conversion of a Security, then (I) in lieu of the consideration that is due upon such conversion pursuant to Section 10.02 and Section 10.14, the consideration due upon such conversion shall consist of cash in an amount, per $1,000 principal amount of Securities being converted, equal to the product of (1) the amount of cash paid per Common Share pursuant to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and (2) the Conversion Rate in effect at the close of business on the Conversion Date for such conversion (after giving effect to any increase in the Conversion Rate pursuant to Section 10.14); and (II) such consideration shall be paid by the Company no later than the third (3rd) Business Day after the later of (1) such Conversion Date and (2) such effective date. If holders of Common Share shall have the opportunity to elect the form of consideration to be received pursuant to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then the Company shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect (the “Collective Election”) the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence, and once such election is made, such election shall apply to all Holders after the effective time of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. The supplemental indenture referred to in the first sentence of this paragraph shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article X. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to Section 10.05(c) or Section 10.13, to receive rights or warrants upon conversion of a Security. If, in the case of any such consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Shares includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this Section 10.11 shall similarly apply to successive consolidations, amalgamations, statutory arrangements, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

               In the event the Company shall execute a supplemental indenture pursuant to this Section 10.11, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

               The Company shall not become a party to any such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition unless the terms thereof are consistent with this Section 10.11.

10.12      TRUSTEE’S DISCLAIMER.

               Neither the Trustee nor the Conversion Agent nor Bid Solicitation Agent has any duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.09 hereof. Neither the Trustee nor the Conversion Agent nor Bid Solicitation Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and neither the Trustee nor the Conversion Agent nor Bid Solicitation Agent shall be responsible for the failure by the Company to comply with any provisions of this Article X.

               The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.11, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof.

10.13      RIGHTS DISTRIBUTIONS PURSUANT TO SHAREHOLDERS’ RIGHTS PLANS.

               Upon conversion of any Security or a portion thereof, the Company shall make provision for the Holder thereof, to the extent such Holder is to receive Common Shares upon such conversion, to receive, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such conversion, the rights described in any shareholders’ rights plan the Company may have in effect at such time, unless such rights have separated from the Common Shares at the time of such conversion, in which case the Conversion Rate shall be adjusted upon such separation in accordance with Section 10.05(c) .

10.14      INCREASED CONVERSION RATE APPLICABLE TO CERTAIN NOTES SURRENDERED IN CONNECTION WITH MAKE-WHOLE FUNDAMENTAL CHANGES.

               (A)      Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article X, at any time during the period (the “Make-Whole Conversion Period”) that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of a Make-Whole Fundamental Change (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in Section 10.14(E) ) and ends on, and includes, the date that is forty (40) Business Days after the actual effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date applicable to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.14, otherwise apply to such Security pursuant to this Article X, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

               The      additional consideration payable hereunder on account of any Make-Whole Applicable Increase with respect to a Security surrendered for conversion is herein referred to as the “Make-Whole Consideration.” For avoidance of doubt, the amount of the Make-Whole Consideration due upon the conversion of a Security shall be based on the Cash Settlement Averaging Period and Volume-Weighted Average Prices applicable to such conversion pursuant to Section 10.02.

               (B)      As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the effective date of such Make-Whole Fundamental Change (the “Effective Date”) and the Applicable Price of such Make-Whole Fundamental Change:

Number of additional shares (per $1,000 principal amount of notes)

		Effective Date
Applicable	February 21,	March 1,	March 1,	March 1,	March 1,	March 5,
Price	2008	2009	2010	2011	2012	2013
US$33.33	6.9238	6.9238	6.9238	6.9238	6.9238	6.9238
US$35.00	6.9238	6.9238	6.7079	6.4007	5.9413	2.3650
US$40.00	5.5633	5.3630	4.9943	4.5679	3.8656	0.7710
US$45.00	4.4066	4.1842	3.8028	3.3346	2.5547	---
US$50.00	3.5470	3.3209	2.9493	2.4831	1.7208	---
US$55.00	2.8917	2.6722	2.3223	1.8815	1.1850	---
US$60.00	2.3817	2.1743	1.8516	1.4475	0.8357	---
US$65.00	1.9779	1.7853	1.4915	1.1281	0.6038	---

US$70.00	1.6532	1.4764	1.2114	0.8889	0.4464	---
US$75.00	1.3889	1.2280	0.9904	0.7066	0.3368	---
US$80.00	1.1714	1.0258	0.8138	0.5655	0.2584	---
US$85.00	0.9908	0.8596	0.6710	0.4549	0.2008	---
US$90.00	0.8396	0.7218	0.5545	0.3670	0.1574	---
US$95.00	0.7122	0.6067	0.4587	0.2965	0.1238	---
US$100.00	0.6042	0.5100	0.3792	0.2393	0.0973	---
US$105.00	0.5122	0.4284	0.3131	0.1926	0.0761	---
US$110.00	0.4335	0.3591	0.2577	0.1542	0.0589	---
US$115.00	0.3660	0.3001	0.2111	0.1226	0.0449	---
US$120.00	0.3081	0.2498	0.1720	0.0966	0.0335	---
US$125.00	0.2581	0.2069	0.1390	0.0750	0.0243	---
US$130.00	0.2151	0.1702	0.1112	0.0573	0.0169	---
          provided, however, that:

               (i)      if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such two prices, or for such two dates based on a three hundred and sixty five (365) day year, as applicable;

               (ii)     if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $130.00 per share (subject to adjustment as provided in Section 10.14(B)(iii) ), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $33.33 per share (subject to adjustment as provided in Section 10.14(B)(iii) ), then the Make-Whole Applicable Increase shall be equal to zero (0);

               (iii)    if an event occurs that requires, pursuant to this Article X (other than solely pursuant to this Section 10.14), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, (A) each price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article X, immediately after such adjustment to the Conversion Rate; and (B) each Make-Whole Applicable Increase amount set forth in the table above shall be deemed to be adjusted so that such Make-Whole Applicable Increase, at and after such time, shall be equal to the product of (1) such Make-Whole

Applicable Increase as in effect immediately before such adjustment to such Make-Whole Applicable Increase and (2) a fraction whose numerator is the Conversion Rate to be in effect, in accordance with this Article X, immediately after such adjustment to the Conversion Rate and whose denominator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate; and

               (iv)      in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 10.14 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed 30.0030 shares per $1,000 principal amount (the “BCF Make-Whole Cap”); provided, however, that the BCF Make-Whole Cap shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article X.

               (C)      As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes a Common Shares Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Share in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per Common Share in such Make-Whole Fundamental Change; (b) if such Make-Whole Fundamental Change constitutes an Asset Sale Make-Whole Fundamental Change and the consideration paid for the property and assets of the Company or the Subsidiaries consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid for the property and assets of the Company, expressed as an amount per Common Share outstanding on the Effective Date of such Make-Whole Fundamental Change; and (c) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per Common Share for the five (5) consecutive Trading Days immediately preceding the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a Board Resolution), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

               (D)      The Make-Whole Consideration due upon a conversion of a Security by a Holder shall be paid as soon as practicable after the Conversion Date of such conversion, but in no event later than the third (3rd) Business Day after the later of (1) the date such Holder surrenders such Security for such conversion; (2) the last Trading Day in the applicable Cash Settlement Averaging Period; and (3) the Effective Date of the applicable Make-Whole Fundamental Change. The consideration in which the Make-Whole Consideration is payable shall be determined in accordance herewith, including, without limitation, in accordance with Section 10.02 and, to the extent applicable, Section 10.11.

               (E)      At least thirty (30) calendar days before the anticipated effective date of each proposed Make-Whole Fundamental Change, the Company shall mail to each Holder, in accordance with Section 11.02, written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, the anticipated effective date of such proposed Make-Whole Fundamental Change. Each such notice, announcement and publication shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase). No later than the third Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail to Holders, in accordance with Section 11.02, written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

               (F)      For avoidance of doubt, the provisions of this Section 10.14 shall not affect or diminish the Company’s obligations, if any, pursuant to Article IV with respect to a Make-Whole Fundamental Change.

               (G)      Nothing in this Section 10.14 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.05 in respect of a Make-Whole Fundamental Change.

XI.           MISCELLANEOUS

11.01      TRUST INDENTURE ACT CONTROLS.

               If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

11.02      NOTICES.

               Any notice or communication by the Company, the Trustee or the Securities Agent to one another shall be deemed to be duly given if made in writing and delivered:

               (A)      by hand (in which case such notice shall be effective upon delivery);

               (B)      by facsimile (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

               (C)      by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service), in each case to the other party’s address or facsimile number, as applicable, set forth in this Section 11.02. Each of the Company and the Trustee, by notice to the other, may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

               Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

               If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

               If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time. If the Trustee is required, pursuant to the express terms of this Indenture or the Securities, to mail a notice or communication to Holders, the Trustee shall also mail a copy of such notice or communication to the Company.

All notices or communications shall be in writing.

The Company’s address is:

Silver Standard Resources Inc.
Suite 1180 – 999 West Hastings Street
Vancouver, British Columbia
Canada V6C 2W2
Attn: Chief Financial Officer
Facsimile: (604) 689-3847
Phone: (604) 689-3846

The Trustee’s address is:

The Bank of New York
101 Barclay Street
Floor 4-East
New York, New York 10286
Attention: Global Corporate Trust
Facsimile: (212) 815-5366

11.03      COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

               Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, any Securities Agent, the Registrar and anyone else shall have the protection of TIA § 312(c).

11.04      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                    (i)      an Officer’s Certificate stating that, in the opinion of the signatories to such Officer’s Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (ii)      an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

               Each signatory to an Officer’s Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer’s Certificate or certificates of public officials as to factual matters, as the case may be, if such signatory reasonably and in good faith believes in the accuracy of the document relied upon.

11.05      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

               Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i)      a statement that the person making such certificate or opinion has read such covenant or condition;

               (ii)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii)      a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv)      a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

11.06      RULES BY TRUSTEE AND AGENTS.

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent, Securities Agent and Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

11.07      LEGAL HOLIDAYS.

               A “Business Day” means any weekday that is not a day on which banking institutions in the City of New York are authorized or obligated to close. A “Legal Holiday” is a day that is not a Business Day. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

11.08      DUPLICATE ORIGINALS.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

11.09      GOVERNING LAW.

               The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the Securities.

11.10      SUBMISSION TO JURISDICTION.

               The parties hereby submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in the City of New York solely for the purpose of any legal action or proceeding brought to enforce their obligations hereunder or with respect to any Security.

               As long as any of the Securities remain outstanding or the parties hereto have any obligation under this Indenture, the Company shall have an authorized agent upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding and, if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder. The Company hereby appoints C T Corporation System at 111 Eighth Avenue, New York, New York 10011, as its agent for purposes of actions brought under the Indenture, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.

               The Company irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

               The Company irrevocably agrees that, should any such action or proceeding be brought against it arising out of or in connection with this Indenture, no immunity (to the extent that it may now or hereafter exist, whether on the ground of sovereignty or otherwise) from such action or proceeding, from attachment (whether in aid of execution, before judgment or otherwise) of its property, assets or revenues, or from execution or judgment wherever brought or made, shall be claimed by it or on its behalf or with respect to its property, assets or revenues, any such immunity being hereby irrevocably waived by the Company to the fullest extent permitted by law.

11.11      JUDGMENT CURRENCY.

               In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify the Trustee against any loss incurred by the Trustee or any other agent as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which the Trustee or any agent is able to purchase United States dollars with the amount of the judgment currency actually received by the Trustee or any agent. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

11.12      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

11.13      SUCCESSORS.

               All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

11.14      SEPARABILITY.

               In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

11.15      TABLE OF CONTENTS, HEADINGS, ETC.

               The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions of this Indenture.

11.16      CALCULATIONS IN RESPECT OF THE SECURITIES.

               Notwithstanding any other provisions herein, the Company and its agents (including, without limitation, the Bid Solicitation Agent and the Conversion Agent, with respect to the calculations required in Section 10.01) shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on the Trustee, the Bid Solicitation Agent and Conversion Agent and all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification. None of the Trustee, Bid Solicitation Agent or Conversion Agent shall be responsible for making any calculations required by the Indenture.

11.17      NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR SHAREHOLDERS.

               None of the Company’s past, present or future directors, officers, employees or shareholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

SILVER STANDARD RESOURCES INC.

By: /s/ Signed
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By: /s/ Signed
Name:
Title:

EXHIBIT A

[Face of Security]

SILVER STANDARD RESOURCES INC.

Certificate No. _______

[INSERT PRIVATE PLACEMENT LEGEND, CANADIAN LEGEND AND
GLOBAL SECURITY LEGEND AS REQUIRED]

4.5% Convertible Senior Note due 2028

CUSIP No. ____________

               Silver Standard Resources Inc., a British Columbia company (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of _____________________dollars ($__________) on March 1, 2028 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

               Interest Payment Dates: March 1 and September 1, with the first payment to be made on September 1, 2008.

               Regular Record Dates: February 15 and August 15.

               The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

               IN WITNESS WHEREOF, Silver Standard Resources Inc. has caused this instrument to be duly signed.

SILVER STANDARD RESOURCES INC.

By: _____________________________________________
Name:
Title:
Dated: ________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:  /s/ Signed
      __________________________________
                           Authorized Signatory

Dated: __________________

[REVERSE OF SECURITY]

SILVER STANDARD RESOURCES INC.

4.5% Convertible Senior Note due 2028

               1.      Interest. Silver Standard Resources Inc., a British Columbia company (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on March 1 and September 1 of each year, with the first payment to be made on September 1, 2008. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, February 27, 2008, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For purposes only of providing the disclosure required by the Interest Act (Canada), the yearly rate of interest for purposes of that Act that is equivalent to the rate payable under the Securities is the rate payable under the Securities multiplied by the actual number of days in the year divided by 360. The term “interest” includes (i) any Additional Interest payable pursuant to the terms of the Registration Rights Agreement, and (ii) any Additional Amounts payable pursuant to Section 4.09 of the Indenture.

               2.      Maturity. The Securities will mature on March 1, 2028.

               3.      Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount, Redemption Price, Option Purchase Price or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Depository for the Securities or its nominee; (B) in the case of a Security that is held, other than in global form, by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case of a Security that is held, other than in global form, by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar; provided, that any such payment will be made by wire transfer of immediately available funds to the extent required by applicable law.

               4.      Paying Agent, Registrar, Conversion Agent. Initially, The Bank of New York (the “Trustee”) will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without notice.

               5.      Indenture. The Company issued the Securities under an Indenture dated as of February 27, 2008 (the “Indenture”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”) as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to $120,000,000 aggregate principal amount ($138,000,000 if the Initial Purchasers have elected to exercise in full the Option to purchase up to an additional $18,000,000 aggregate principal amount of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

               6.      Optional Redemption; Tax Redemption.

                         The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date on or after March 5, 2013, to redeem all or any part of the Securities at a price payable in cash equal to one hundred percent (100%) of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

                         The Company shall have the right, at the Company’s option, to redeem the Securities, in whole but not in part, at a price payable in cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date if the Company has become or would become obligated to pay to the Holders Additional Amounts (which are more than a de minimis amount) as a result of any amendment or change occurring from February 21, 2008 onwards in the laws or any regulations of Canada or any Canadian political subdivision or taxing authority, or any change occurring from February 21, 2008 onwards in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination); provided the Company cannot avoid these obligations by taking reasonable measures available to it and that it delivers to the Trustee an Opinion of Counsel from Canadian legal counsel specializing in taxation and an Officers’ Certificate attesting to such change and obligation to pay Additional Amounts. Upon receiving such notice of redemption, each Holder who does not wish to have the Company redeem its Securities pursuant to Section 3.08 of the Indenture can elect to (i) convert its Securities pursuant to Article X of the Indenture or (ii) not have its Securities redeemed, provided that no Additional Amounts will be payable on any payment of interest or principal with respect to the Securities after such Redemption Date. All future payments will be subject to the deduction or withholding of any Canadian Taxes required to be deducted or withheld. Where no such election is made, the Holder will have its Securities redeemed without any further action. If a Holder does not elect to convert its Securities pursuant to Article X of the Indenture but wishes to elect to not have its Securities redeemed, such Holder must deliver to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the notice of redemption, a written Notice of Election (the “Notice of Election”) on the back of this Security duly completed and signed, so as to be received by the Paying Agent no later than the close of business on a Business Day at least five Business Days prior to the Redemption Date.

               7.      Notice of Redemption. Notice of Redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of the Securities to be redeemed at its address appearing in the security register. The Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

               8.      Purchase by the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of each Holder, the Securities held by such Holder on each of March 1, 2013, March 1, 2018 and March 1, 2023 (each, an “Option Purchase Date”) at the Option Purchase Price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the Option Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is twenty (20) Business Days prior to the Option Purchase Date until the close of business on the Business Day immediately preceding the Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture; provided, however, that such accrued and unpaid interest shall be paid to the Holder of record of such Security at the close of business on the record date immediately preceding the Option Purchase Date.

               9.      Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the “Fundamental Change Repurchase Date”), which date is no later than thirty five (35) days, nor earlier than twenty (20) days, after the date on which notice of such Fundamental Change is mailed in accordance with the Indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date, and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

          10.      Conversion.

                    Conversion Based on Closing Sale Price of Common Shares. The Securities may be surrendered for conversion on any Business Day of a calendar quarter after the calendar quarter ending March 31, 2008, if the Closing Sale Price for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and thirty percent (130%) of the Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter. Solely for purposes of determining whether the Securities shall have become convertible pursuant to this paragraph, the Board of Directors shall, in its good faith determination, which shall be described in a Board Resolution, make appropriate adjustments to the Closing Sale Prices and/or such Conversion Price used to determine whether the Securities shall have become convertible pursuant to this paragraph to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.

                    Conversion Upon Satisfaction of Trading Price Condition. The Securities may be surrendered for conversion during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety seven percent (97%) of the average Conversion Value per $1,000 principal amount of Securities (as defined below) during the Note Measurement Period (such condition, the “Trading Price Condition”). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least one million dollars ($1,000,000) in aggregate principal amount of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety seven percent (97%) of the product of the Closing Sale Price and the Conversion Rate. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the “Conversion Value” per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

                    Conversion Upon Certain Distributions. If the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to Sections 10.05(b), 10.05(c), 10.05(d) or 10.05(e) of the Indenture, the Securities may be surrendered for conversion beginning on the date the Company mails the notice to the Holders as provided in Section 10.10 of the Indenture (or, if earlier, the date the Company is required to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the Ex Date of the applicable transaction or until the Company announces that such transaction will not take place.

               Conversion Upon Occurrence of Certain Corporate Transactions. If either:

          (i)      a Fundamental Change or a Make-Whole Fundamental Change occurs; or

          (ii)      the Company is a party to a consolidation, amalgamation, statutory arrangement, merger or binding share exchange pursuant to which the Common Shares would be converted into or exchanged for, or would constitute solely the right to receive, cash or other securities or property, then, in each case, the Securities may be surrendered for conversion at any time during the period that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of such transaction (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in Section 10.01 (D) of the Indenture) and ends on, and includes, the date that is thirty (30) calendar days after the actual effective date of such transaction; provided, however, that if such transaction is a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion at any time during the Make-Whole Conversion Period applicable to such Make-Whole Fundamental Change; provided, further, that if such transaction is a Fundamental Change, then the Securities may also be surrendered for conversion at any time until, and including, the Fundamental Change Repurchase Date applicable to such Fundamental Change.

                    Conversion during Specified Periods. Subject to earlier Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, the Securities may be surrendered for conversion at any time from, and including, February 1, 2013 until the close of business of the second (2nd) Business Day immediately preceding March 1, 2013, and at any time from and including January 2, 2028 until the close of business on the second (2nd) Business Day immediately preceding March 1, 2028.

                    Conversion Based on Redemption. A Security, or portion of a Security, which has been called for Redemption may be surrendered for conversion until the close of business on the Business Day immediately preceding the Redemption Date.

                    Notwithstanding anything herein to the contrary, the right to convert the Securities pursuant to Article X of the Indenture shall terminate at the close of business on the Business Day immediately preceding any Redemption Date or the Maturity Date.

                    To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture and (5) pay any tax or duty if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

                         If a Security is tendered for conversion in accordance with the Indenture, then the Holder of such Security shall be entitled to receive cash and, if applicable, Common Shares (or, at the Company’s election, in lieu of such Common Shares, cash or any combination of cash and Common Shares) in accordance with Section 10.02 (A) of the Indenture.

                         The initial Conversion Rate is 23.0792 Common Shares per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of approximately $43.33 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver a check in lieu of any fractional share. On conversion, no payment or adjustment for any unpaid and accrued interest on the Securities will be made. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted unless either (i) the Company shall have, in respect of a Fundamental Change, specified a Fundamental Change Repurchase Date which is after such record date and on or before such interest payment date; or (ii) such Security is surrendered for conversion after the close of business on the record date immediately preceding the Maturity Date; provided further, however, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.14 of the Indenture or otherwise (it being understood that nothing in paragraph shall affect the Company’s obligations under Section 2.14 of the Indenture).

                         The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article X of the Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for Section 10.14 of the Indenture, otherwise apply to such Security pursuant to Article X of the Indenture, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

               11.      Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business twenty (20) days before the mailing of a notice of redemption of the Securities selected for Redemption under Section 3.04 of the Indenture and ending at the close of business on the day of such mailing or (ii) for a period of twenty (20) days before selecting, pursuant to Section 3.03 of the Indenture, the Securities to be redeemed or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of the Securities being redeemed or repurchased in part.

               12.      Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

               13.      Merger or Consolidation. The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s property or assets to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is an entity organized and existing under the laws of the United States, any State thereof or the District of Columbia or the laws of Canada or any province or territory of Canada; (ii) if such person is organized and existing under the laws of Canada or any province or territory of Canada, the transaction will not result in the successor company being required to make any deduction or withholding on account of certain Canadian taxes from any payments in respect of the Securities and the Company has obtained an Opinion of Counsel from tax counsel experienced in such matters to that effect (iii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and (iv) immediately after giving effect to the transaction, no Default or Event of Default shall exist; provided, however, that the foregoing shall not prohibit the Company from consolidating with or merging with or into an entity that is organized and existing under the laws of a foreign jurisdiction, provided (A) clauses (iii) and (iv) above are satisfied; (B) such entity has common shares or American Depository Receipts representing such entity’s common shares listed on a U.S. national securities exchange; (C) as a result of such consolidation or merger, the Securities become convertible solely into such common shares or American Depository Receipts (excluding any Principal Return that is payable in cash and cash payments for fractional shares); (D) such common shares or American Depository Receipts have an average daily trading volume of a least ten million dollars ($10,000,000) during the six (6) months immediately preceding the announcement of such consolidation or merger; (E) such entity has consented to service of process in the United States; (F) immediately prior to the announcement of such consolidation or merger, such entity’s market capitalization was at least one billion dollars ($1,000,000,000); (G) there will be no material adverse tax consequences to record holders or beneficial owners of the Securities, or of the underlying common shares or American Depository Receipts, resulting from such consolidation or merger, and the Company has obtained and delivered to the Trustee an opinion of tax counsel experienced in such matters to that effect; and (H) such entity agrees in a supplemental indenture that, in the event that any cash dividends on such common shares or American Depository Receipts paid to U.S. Persons are subject to tax withholding, such entity will also pay, to such U.S. Persons, an amount in cash such that the net cash amount received by such Persons would be equal to the amount of cash such Persons would have received on account of such dividend if no such tax withholding applied. A consolidation or merger made pursuant to, and in accordance with, the proviso to the immediately preceding sentence is herein referred to as a “Qualified Foreign Business Combination.”

               14.      Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement the Indenture or the Securities without notice to or the consent of any Securityholder: (i) to comply with Sections 5.01 and 10.11 of the Indenture; (ii) to make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of the Indenture under the TIA; (iii) to evidence and provide the acceptance to the appointment of a successor Trustee under the Indenture; (iv) to secure the obligations of the Company in respect of the Securities; (v) to add to the covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; (vi) to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture; and (vii) to make any changes of a formal, minor or technical nature or necessary to correct a manifest error or to comply with mandatory provisions of applicable law as evidenced by an Opinion of Counsel as long as such change does not adversely affect the rights of the Holders of the Securities in any material respect. In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to (i) cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder; or (ii) conform the Indenture to the description of the Securities contained in the Offering Memorandum of the Company, dated February 21, 2008 and used by the Company and the Initial Purchasers in connection with offers and sales of the Securities.

               15.      Defaults and Remedies.

                         If an Event of Default (excluding an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture with respect to the Company (but including an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration, the principal of, and any premium and accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(viii) or (ix)

of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and any premium and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Sectio 7.07 of the Indenture have been paid.

                         Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                         If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders. The Company must deliver to the Trustee an annual compliance certificate.

                         The Company will pay interest on any overdue installments of interest at the rate per annum of 2.0% .

               16.      Registration Rights. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive additional interest in certain circumstances, all as set forth in the Registration Rights Agreement.

               17.      Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

               18.      No Recourse Against Others. No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

               19.      Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

               20.      Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

               THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

     Silver Standard Resources Inc.
Attention: Corporate Secretary
Suite 1180-999 West Hastings Street
Vancouver, British Columbia
Canada V6C 2W2

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

_________________________________________

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated: _______________________________	__________________________________________________________

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee: _____________________________________________________________________

               In connection with any transfer of this Security occurring prior to the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) the undersigned confirms that it has not utilized any general solicitation or general advertising (as defined in Regulation D under the Securities Act) or made any directed selling efforts (as defined in Regulation S under the Securities Act) in connection with the transfer:

[Check One]

(1) ____	to the Company or any subsidiary thereof; or

(2) ____	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) ____	outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(4) ____	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5) ____	pursuant to an effective registration statement under the Securities Act; or

(6) ____	pursuant to another available exemption from registration under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

[ ]	The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for one year following the date of the transfer).

               Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if items (3), (4) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

               If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.18 of the Indenture shall have been satisfied.

Dated: _________________________________________	Signed: _________________________________________

(Sign exactly as name appears on the other side of this Security)

Signature Guarantee: _________________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

               The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A. The undersigned acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A, and that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _________________________________________	Signed: _________________________________________

NOTICE: To be executed by an executive officer of Purchaser

CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box:  [   ]

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$  __________________

If you want the share certificate representing the Common Shares, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Dated: _________________________________________	Signed: _________________________________________
_________________________________________
(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

PURCHASE NOTICE

Certificate No. of Security: ___________

               If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box: [   ]

               If you want to elect to have this Security purchased by the Company pursuant to Section 3.10 of the Indenture, check the box: [   ]

               If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 3.09 or 3.10 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

$ __________________________________
(in an integral multiple of $1,000)

Date: __________________	Signature(s): __________________________________

(Sign exactly as your name(s) appear(s) on the other
side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

NOTICE OF ELECTION UPON TAX REDEMPTION

Certificate No. of Security: _____________

               If you elect not to have this Security redeemed by the Company, check the box: [ ]

               If you elect to have only part of this Security redeemed by the Company pursuant to Section 3.08 of the Indenture, state the principal amount to be so purchased by the Company:

$ __________________________________
(in an integral multiple of $1,000)

Date: __________________	Signature(s): __________________________________

(Sign exactly as your name(s) appear(s) on the other
side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY1

The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

Principal amount of
	Amount of decrease	Amount of Increase	this Global	Signature or
	in Principal amount	in Principal amount	Security following	authorized signatory
	of this Global	of this Global	such decrease	of Trustee or Note
Date of Exchange	Security	Security	or increase	Custodian
________________________________
1 This is included in Global Securities only.

EXHIBIT B-1

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

               THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

B-1-1

EXHIBIT B-2

FORM OF PRIVATE PLACEMENT LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, SILVER STANDARD RESOURCES INC., OR A SUBSIDIARY OF THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT; OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER AND THE TRUSTEE OR TRANSFER AGENT FOR THIS SECURITY, AS APPLICABLE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[TO BE INCLUDED ONLY ON CERTIFICATES REPRESENTING COMMON SHARES —

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.]

B-2-1

EXHIBIT B-3

FORM OF CANADIAN LEGEND

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 28, 2008.

B-3-1

EXHIBIT C

FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Silver Standard Resources Inc.
Suite 1180 – 999 West Hastings Street
Vancouver, British Columbia
Canada V6C 2W2

[The Bank of New York
101 Barclay Street
Floor 4-East
New York, NY 10286
Attention: Global Corporate Trust]

[Registrar and Transfer Agent for the Company’s Common Shares]

Re:	Silver Standard Resources Inc. (the “Company”)
4.5% Convertible Senior Notes due 2028 (the “Securities”)

Ladies and Gentlemen:

               Please be advised that _____________has transferred $___________aggregate principal amount of the Securities or __________Common Shares, of the Company issuable on conversion of the Securities (“Shares”) pursuant to an effective Shelf Registration Statement on Form [F-10/F-3] (File No. 333-________).

               We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Shares is named as a “Selling Security Holder” in the Prospectus dated _________, or in amendments or supplements thereto, and that the aggregate principal amount of the Securities, or number of Shares transferred are [a portion of] the Securities or Shares listed in such Prospectus, as amended or supplemented, opposite such owner’s name.

Very truly yours,

___________________________________________
(Name)
C-1

EXHIBIT D

FORM OF OPINION OF COUNSEL IN CONNECTION
WITH REGISTRATION OF SECURITIES

[Name]
[Address]

Re:	Silver Standard Resources Inc (the “Company”)
4.5% Convertible Senior Notes due 2028 (the “Securities”)
Ladies and Gentlemen:

               Reference is made to the Securities issued pursuant to a certain indenture dated as of February 27, 2008 by and between the Company and The Bank of New York, as trustee (the “Trustee”). The Company issued $120,000,000 aggregate principal amount of Securities on February 27, 2008 in transactions exempt from registration under the Securities Act of 1933, as amended (the “U.S. Securities Act”). The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form [F-10/F-3] (File No. 333-____) (the “Registration Statement”) relating to the registration under the U.S. Securities Act of $______________principal amount of the Securities and the Common Shares of the Company (the “Shares”) issuable upon conversion of the Securities being registered.

               We have acted as United States counsel to the Company in connection with the issuance of the Securities and the preparation and filing of the Registration Statement and are familiar with the Securities, the Indenture, the Registration Statement, and such other documents as are necessary to render this opinion. We have examined such corporate and other proceedings of the Company relating to the issuance of the Securities and such other records, documents and matters of law as we have considered relevant in connection with rendering the opinion expressed in this opinion letter. In rendering our opinions set forth in paragraphs (1) and (3) below, we have relied solely upon the oral advice of the staff of the SEC.

               Based on the foregoing, and subject to the qualifications and limitations stated below, we advise you that (1) the Registration Statement has [become][been declared] effective under the U.S. Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, (2) assuming that the Securities covered by the Registration Statement and the Shares issuable upon conversion of such Securities are sold by a relevant Holder specified in the Registration Statement in a manner specified in the Registration Statement, such sale of the Securities and Shares issuable upon conversion of the Securities will have been duly registered under the U.S. Securities Act and (3) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

               This opinion letter is limited to the federal laws of the United States of America. This letter is being delivered solely for the benefit of the person to whom it is addressed; accordingly, it may not be relied upon by any other person, quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

Yours truly,

D-1

EXHIBIT E

FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S

[The Bank of New York
101 Barclay Street
Floor 4-East
New York, NY 10286
Attention: Global Corporate Trust]

[Registrar and Transfer Agent for the Company’s Common Shares]

Ladies and Gentlemen:

               The undersigned seller (i) acknowledges that the sale of the securities of Silver Standard Resources Inc. (the “Company”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “Securities Act”) and (ii) certifies that: (A) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company (except for any officer or director who is an affiliate solely by virtue of holding such position); (B) the offer of the securities was not made to a person in the United States and either (1) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (2) the transaction was executed on or through the facilities of the Toronto Stock Exchange, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (C) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” (as such term is defined in Regulation S) in the United States in connection with the offer and sale of the securities; (D) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the Securities Act); (E) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and (F) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.”

               You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,
[Name of Transferor]
___________________________________________
By:
___________________________________________
Authorized Signature

E-1